Exhibit 4





                   THE CIRCLE K KASH PLUS PLAN



























              AMENDED AND RESTATED JANUARY 1, 1989

                        TABLE OF CONTENTS


ARTICLE                                                      PAGE
-------                                                      ----

INTRODUCTION .................................................  1

ARTICLE I ....................................................  2
     DEFINITIONS
          1.01  Adjustment ...................................  2
          1.02  Administrator ................................  2
          1.03  Affiliate ....................................  2
          1.04  Alternate Payee ..............................  2
          1.05  Annual Additions .............................  2
          1.06  Beneficiary ..................................  2
          1.07  Board ........................................  2
          1.08  Break in Service .............................  2
          1.09  Code .........................................  3
          1.10  Compensation .................................  3
          1.11  Credited Service .............................  4
          1.12  Current Balance ..............................  4
          1.13  Defined Benefit Plan .........................  5
          1.14  Defined Contribution Plan ....................  5
          1.15  Disability ...................................  5
          1.16  Disability Retirement Date ...................  5
          1.17  Discretionary Account ........................  5
          1.18  Discretionary Contributions ..................  5
          1.19  Effective Date ...............................  5
          1.20  Elective Account .............................  5
          1.21  Elective Contributions .......................  5
          1.22  Employee .....................................  5
          1.23  Employer .....................................  5
          1.24  Employment Date ..............................  5
          1.25  ERISA ........................................  5
          1.26  Fiduciary ....................................  5
          1.27  Forfeiture ...................................  6
          1.28  Fund .........................................  6
          1.29  Highly Compensated Employee ..................  6
          1.30  Hour of Service ..............................  7
          1.31  Individual Account ...........................  9
          1.32  Investment Fund ..............................  9
          1.33  Late Retirement Date .........................  9
          1.34  Matching Account .............................  9
          1.35  Matching Contributions ....................... 10
          1.36  Maximum Compensation ......................... 10
          1.37  Net Profits .................................. 10


                                i

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          1.38  Non-Highly Compensated Employee .............. 10
          1.39  Normal Retirement Age ........................ 10
          1.40  Normal Retirement Date ....................... 10
          1.41  Parent ....................................... 10
          1.42  Participant .................................. 10
          1.43  Plan ......................................... 10
          1.44  Plan Year .................................... 10
          1.45  Qualified Domestic Relations Order ........... 10
          1.46  Qualified Non-Elective Account ............... 11
          1.47  Qualified Non-Elective Contributions ......... 12
          1.48  Rollover Account ............................. 12
          1.49  Rollover Contributions ....................... 12
          1.50  Sponsor ...................................... 12
          1.51  Trust Agreement .............................. 12
          1.52  Trustee ...................................... 12
          1.53  Valuation Data ............................... 12

ARTICLE II ................................................... 13
     ELIGIBILITY, PARTICIPATION AND BENEFICIARY DESIGNATION
          2.01  Eligibility .................................. 13
          2.02  Date of Participation ........................ 13
          2.03  Change in Employment Status .................. 13

ARTICLE III .................................................. 14
     CONTRIBUTIONS AND ALLOCATIONS
          3.01  Elective Contributions ....................... 14
          3.02  Matching Contributions ....................... 15
          3.03  Rollover Contributions ....................... 15
          3.04  Discretionary Contributions .................. 15
          3.05  Qualified Non-Elective Contributions ......... 16
          3.06  Allocation of Adjustment ..................... 16

ARTICLE IV ................................................... 17
     LIMITATIONS ON CONTRIBUTIONS, MAXIMUM
          BENEFITS AND REQUIRED DISTRIBUTION OF BENEFITS
          4.01  Testing of Elective Contributions ............ 17
          4.02  Testing of Matching Contributions ............ 18
          4.03  Multiple Use Limitation ...................... 19
          4.04  Maximum Elective Contributions ............... 20
          4.05  Maximum Additions ............................ 21
          4.06  Multiple Plan Participation .................. 21

ARTICLE V .................................................... 24
     DISTRIBUTIONS
          5.01  Normal Retirement ............................ 24
          5.02  Late Retirement .............................. 24
          5.03  Disability Retirement ........................ 24


                               ii

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          5.04  Distribution Period .......................... 24
          5.05  Death Before Retirement or Termination of
                Employment ................................... 25
          5.06  Termination of Employment .................... 25
          5.07  Method of Payment ............................ 26
          5.08  Benefits to Minors and Incompetents .......... 27
          5.09  Direct Rollover of Distributions ............. 27
          5.10  Conditions on Distributions .................. 28

ARTICLE VI ................................................... 30
     WITHDRAWALS AND LOANS
          6.01  Hardship withdrawal .......................... 30
          6.02  Withdrawals While Employed ................... 31
          6.03  Loans ........................................ 31

ARTICLE VII .................................................. 34
     FUNDING
          7.01  Contributions ................................ 34
          7.02  Trustee ...................................... 34
          7.03  Participant Investment Directions ............ 34
          7.04  Change in Direction of Investment of
                Contributions ................................ 34
          7.05  Change in Direction of Investment of Prior
                Contributions ................................ 35
          7.06 Investment of Matching Contributions in Shares of Common Stock of the Sponsor or its Parent . 35

ARTICLE VIII ................................................. 36
     FIDUCIARIES AND PLAN ADMINISTRATION
          8.01  Allocation of Administrative Duties .......... 36
          8.02  The Sponsor .................................. 36
          8.03  The Administrator ............................ 36
          8.04  Trustee ...................................... 37
          8.05  Sponsor Records .............................. 37
          8.06  Indemnification .............................. 37
          8.07  Discrimination Prohibited .................... 38
          8.08  Representation in Proceedings ................ 38
          8.09  Time of Delivery ............................. 38
          8.10  Inability to Locate Payee .................... 38
          8.11  Claims Procedure ............................. 38

ARTICLE IX ................................................... 40
     AMENDMENT AND TERMINATION OF THE PLAN
          9.01  Amendment of the Plan ........................ 40
          9.02  Plan Termination ............................. 40
          9.03  Allocation of Plan Assets .................... 40

ARTICLE X .................................................... 41
     PROVISIONS RELATIVE TO EMPLOYERS INCLUDED IN PLAN
          10.01 Method of Participation ...................... 41
          10.02 Withdrawal ................................... 41


                               iii

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ARTICLE XI ................................................... 42
     TOP HEAVY PLAN PROVISIONS
          11.01 Application .................................. 42
          11.02 Special Minimum Contribution ................. 42
          11.03 Special Maximum Combined Plans Limit ......... 43
          11.04 Key Employee and Non-Key Employee Defined .... 43
          11.05 Special Vesting Schedule ..................... 43

ARTICLE XII .................................................. 44
     MISCELLANEOUS
          12.01 Governing Law ................................ 44
          12.02 Construction ................................. 44
          12.03 Expenses ..................................... 44
          12.04 Participant's Rights; Acquittance ............ 44
          12.05 Spendthrift Clause ........................... 44
          12.06 Merger, Consolidation or Transfer ............ 44
          12.07 Mistake of Fact .............................. 45
          12.08 Counterparts ................................. 45
          12.09 Maximum Deductible Contribution .............. 45
          12.10 Payment of Contributions Made by the
                Employer to the Trustee ...................... 45
          12.11 Notification of Individual Account Balance ... 45

ADOPTION OF THE PLAN ......................................... 46


                               iv

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                          INTRODUCTION

      By adopting this document, The Circle K Corporation amends and completely restates The Circle K Kash Plus Plan effective January 1, 1989. The version of the Plan in effect before the Effective Date of this amendment and restatement will continue to apply to those Participants who were not Employees on the Effective Date. This version of the Plan will apply to Participants who were Employees on or after the Effective Date. This amended and restated Plan and the Trust Agreement are meant to comply with all applicable requirements imposed by the Code and ERISA on qualified retirement plans.

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                            ARTICLE I
                           DEFINITIONS

      The following terms have the meaning given in this Article unless another meaning is plainly required by the context. When required by the context, the noun, verb, adjective and adverb forms of each defined term includes any of its other forms, the singular includes the plural, the plural includes the singular and the masculine pronoun includes the feminine pronoun.

1.01  Adjustment.  The net increases and decreases in an
      ----------
      Investment Fund's market value during a Plan Year or other accounting period including realized or unrealized investment gains and losses, investment income, and any administrative expenses charged against Plan assets but excluding Contributions, withdrawals and distributions made during and Forfeitures arising for this period.

1.02  Administrator.  The person or committee appointed by the
      -------------
      Sponsor to administer the Plan or, if no appointment is made, the Sponsor. The Administrator will be the Plan's
      "named fiduciary", within the meaning of ERISA
      section 3(21).

1.03  Affiliate.  Any business organization under common control
      ---------
      (within the meaning of Code section 414) with the Employer.

1.04  Alternate Payee.  A Participant's spouse, former spouse,
      ---------------
      child or other dependent who is named in a Qualified Domestic Relations Order as the person to receive all or a portion of the Plan benefits payable to that Participant.

1.05  Annual Additions.  For each Limitation Year, the sum of
      ----------------
      (a) Contributions made by the Employer for each Employee including excess Elective Contributions returned under
      Section 4.01 and excess Matching Contributions returned as required by Section 4.02, (b) the Employee's Contributions, and (c) Forfeitures allocated to Participants' accounts.

1.06  Beneficiary.  The person that a Participant names, on a
      -----------
      form prepared by the Administrator, to receive any death benefit payable under the Plan. A participant may change his Beneficiary designation at any time by returning a new designation form to the Administrator. A married Participant may not name a Beneficiary other than his spouse unless that spouse consents in writing to this designation and the spouse's consent has been witnessed by a notary public. If a Participant has not named a Beneficiary before he dies or the person named is not alive at that time, any death benefit will be paid to the Participant's surviving spouse, if any; or, if there is no surviving spouse, to the Participant's estate.

1.07  Board.  The Sponsor's Board of Directors.
      -----

1.08  Break in Service.  A year during which an Employee
      ----------------
      completes fewer than 501 Hours of Service.

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For this purpose, Hours of Service:

      (a) will be determined under the definition of "Hours of Service"; and

      (b) For Plan Years that begin after December 31, 1985, and to the extent not already credited, Hours of Service will include those that normally would have been credited while an Employee is absent:

           (i)   Because she is pregnant;

           (ii) For reasons related to the birth of the Employee's child or to the placement of a child with the Employee in connection with the Employee's adoption of the child; or

           (iii) To care for a child immediately after its birth or placement.

           In no case, will an Employee be credited with more than 501 Hours of Service for any pregnancy or placement. These House of Service will be credited to the Plan Year during which the absence began. However, if the Employee would have avoided a Break in Service during that year anyway, these hours will be credited to the next Plan Year if the absence extends into the next Plan Year.

           Before the Employee will be credited with any Hours of Service under this subsection, he must give the Administrator the information it needs to establish that the absence is for one of the reasons listed above and the length of the absence.

1.09  Code.  The Internal Revenue Code of 1986, as amended.
      ----
      Reference to any section of the Code includes (a) regulations and rulings applying that section and
      (b) comparable provisions of future laws.

1.10  Compensation.  The gross earnings an Employee receives
      ------------
      from the Employer during each Plan Year including bonuses, overtime and commissions and amounts deferred under this Plan and any Code section 125 plan but excluding extraordinary compensation such as the imputed value of group life insurance and any contributions (other than Elective Contributions) the Employer makes to this or any other employee benefit program.

      Compensation for Plan years that began after December 31, 1988, and before January 1, 1994, may not be greater than $200,000, adjusted under Code section 401(a)(17). Compensation for Plan Years that begin after December 31, 1993, may not be greater than the compensation limit under Code section 401(a)(17), as adjusted. When these limits are applied, (a) Compensation paid to a Highly Compensated Employee (as defined in Code section 414) will be combined with Compensation paid to his spouse and his lineal descendants who have not reached age 19 and (b) this limit will be allocated among these family members in proportion to the Compensation paid to them before application of this limit.

      When calculating Elective Contributions and Matching
      Contributions, Compensation will be split into two categories:

      (a)  Bonus Compensation.  The portion of an Employee's
           ------------------
           Compensation attributable to retention bonuses and performance bonuses, as those terms are used by the Employer.

      (b)  Basic Compensation.  An Employee's Compensation
           ------------------
           calculated excluding Bonus Compensation.

1.11  Credited Service.  An Employee's past service, if any,
      ----------------
      calculated under subsection (a) plus his future service calculated under subsection (b) and limited by subsection (c) and (d), if applicable.

      (a) A person employed by the Employer on December 31, 1988, will receive past service under the terms of the plan in effect on that date.

      (b) Future service is the number of Plan Years during which the Employee is credited with at least 1,000 Hours of Service from and after the later of (i) January 1, 1989, or (ii) if subsection (c) applies, the first day of the Plan Year in which his last Employment Date occurs.

      (c) The Credited Service of a terminated Participant who becomes a Participant after being reemployed will not include any periods of employment completed before his reemployment if the consecutive Breaks in Service he incurred before his reemployment date equals or exceeds the greater of (i) five consecutive Breaks in Service or (ii) the Participant's Credited Service calculated as of his termination date and he was 0% vested in his Individual Account when he terminated. However, subsection (c)(i) will apply only to Employees who were actively participating in the Plan during any Plan Year beginning after December 31, 1984.

      (d) Credited Service will include periods of employment with an Affiliate that would have been counted as Credited Service if the Participant had been employed by the Employer.

      (e) Credited Service will be calculated on the basis of Plan Years when calculating vesting and on the basis of years beginning on the date an Employee completes his first Hour of Service after his initial employment or reemployment date and anniversaries of that date when measuring eligibility to participate.

1.12  Current Balance.  The value of an Employee's Individual
      ---------------
      Account balance determined as of the Valuation Date preceding the determination adjusted for Discretionary
      Contributions, Elective Contributions, Matching
      Contributions, Rollover

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      Contributions, Qualified Non-Elective Contributions, loan
      repayments, loans and withdrawals since that Valuation
      Date.

1.13  Defined Benefit Plan.  A qualified retirement plan
      --------------------
      described in Code section 414(j).

1.14  Defined Contribution Plan.  A qualified retirement plan
      -------------------------
      described in Code section 414(i).

1.15  Disability.  An incapacity due to a bodily injury or
      ----------
      physical or mental disease that prevents a Participant from performing any substantial gainful activity for the Employer. The Administrator will determine if the Participant's condition is a Disability under uniform and consistent rules and on the basis of medical advice and other evidence available to the Administrator.

      At reasonable intervals, the Administrator may require a Disabled Participant to submit to a medical examination conducted by a doctor chosen by the Administrator. If the Participant refuses an examination or if the examination establishes that the Participant no longer is disabled, his Disability will be deemed to have ended.

1.16  Disability Retirement Date.  The Valuation Date after a
      --------------------------
      Participant becomes Disabled.

1.17  Discretionary Account.  The portion of a Participant's
      ---------------------
      Individual Account derived from Discretionary
      Contributions and an allocable share of the Adjustment.

1.18  Discretionary Contributions.  Contributions made under
      ---------------------------
      Section 3.04(a).

1.19  Effective Date.  January 1, 1989.
      --------------

1.20  Elective Account.  The portion of a Participant's
      ----------------
      Individual Account derived from Elective Contributions and an allocable share of the Adjustment.

1.21  Elective Contributions.  Contributions made under
      ----------------------
      Section 3.01(a).

1.22  Employee.  Any person actively employed by the Employer,
      --------
      excluding "leased employees" as defined in Code section 414(n)(2) and those covered under a collective bargaining agreement that does not provide for inclusion in this Plan.

1.23  Employer.  The Sponsor and any Affiliate that, with the
      --------
      Board's consent, adopts the Plan and the Trust Agreement, and any successor.

1.24  Employment Date.  The date an Employee is credited with
      ---------------
      his first Hour of Service.

1.25  ERISA.  The Employee Retirement Income Security Act of
      -----
      1974, as amended. Reference to any section of ERISA includes (a) regulations and rules applying to that section and (b) comparable provisions of future laws.

1.26  Fiduciary.  The Sponsor, Employer, the Trustee, the
      ---------
      Administrator and any other person that assumes any discretionary control over the Plan or its assets.

1.27  Forfeiture.  Any part of his Individual Account that
      ----------
      amount that a Participant is not entitled to receive when he terminates employment.

1.28  Fund.  The trust fund created under Article VII.
      ----

1.29  Highly Compensated Employee.
      ----------------------------

      (a)  Any employee (including those who provide only
           de minimis services) who during the Plan Year or
           ----------
           the preceding 12 months (or, if the Employer elects, the Plan Year and the calendar year that ends within the Plan year):

           (i)   was at any time a 5% Owner [as defined in Code section
                 416(i)];

           (ii)  received Compensation greater than $75,000;

           (iii) received Compensation greater than $50,000 and was in the group comprised of the top paid 20% of the Employer's and Affiliate's employees during the Plan Year; or

           (iv) was an officer and received Compensation greater than 50% of the amount in effect under Code section 415(b)(1)(A). If no officer's Compensation is that large, the highest paid officer will be treated as a Highly Compensated Employee. No more than 50 employees or, if less, the greater of 3 employees or 10% of employees, will be treated as officers.

           The figures used in this subsection will be adjusted under Code section 414(q).

           An employee will not be treated as a Highly
           Compensated Employee under subsections (a)(ii),
           (a)(iii) and (a)(iv) if he was not also a Highly Compensated Employee for the preceding Plan Year unless he is one of the highest paid 100 employees of the Employer or an Affiliate for the Plan Year.

           A former employee will be treated as a Highly
           Compensated Employee if he was a Highly Compensated
           Employee (i) when he terminated employment, or
           (ii) in any year after he reaches age 55.

      (d) The following employees will be excluded when determining who the top-paid group under subsection (a)(iii):

           (i)   employees with less than 6 months of service;

           (ii) employees who normally work less than 17-1/2 hours per week;

           (iii) employees who normally work less than 6 months during any year;

           (iv)  employees who have not reached age 21; and

           (v)   nonresident aliens who receive no earned income
                 [within the meaning of Code section 911(d)(2)] from U.S. sources [within the meaning of Code section 861(a)(3)].

           Employees who are members of a collective bargaining unit will be included under this subsection except to the extent that they may be excluded under the Code.

      (c) For purposes of this Section and Sections 4.01 and 4.02, "Family Member" means an employee's spouse and lineal ascendants or descendants and the spouses of those lineal ascendants or descendants.

      (d) The compensation figures used in this Section will be adjusted under Code section 414(q)

      (e) An Employee's Compensation for purposes of this subsection will be calculated without regard to Code sections 125, 402(a)(8), and 402(h)(1)(B), and, in the case of contributions by the Employer to a salary reduction agreement, without regard to Code section 403(b).

1.30  Hour of Service.  Any hour for which an Employee is
      ---------------
      directly or indirectly paid or entitled to payment during the applicable computation period:

      (a)  for the performance of duties for the Employer;

      (b) on account of a period of time during which no duties are performed;

      (c) on account of a period of time during which no duties are performed due to military duty and any other periods in which an employee was not paid or entitled to payment and would have performed services for the Employer but for the fact that he was on a military leave of absence for service in the armed forces of the United States of America, if he entered military service directly from the employ of the Employer and was reemployed by the Employer within the period during which his employment rights as a veteran are protected by law; and

      (d) as a result of a back pay award that has been agreed to or made by the Employer, irrespective of mitigation of damages, but only to the extent not already credited under this Section. No hours will be credited to an employee if payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation or unemployment or disability insurance laws.

      (e) The number of Hours of Service to be credited for a period of time during which no duties are performed (including hours resulting from a back pay award) will be determined under the following rules:

           (i) If the payment is calculated on the basis of units of time, the Employee will be credited with the number of hours he is regularly scheduled to work during that period. An Employee who does not have a regular work schedule will be credited with 8 hours for each work day.

           (ii) If the payment is not calculated on the basis of units of time, the Employee will be credited with the number of hours determined by dividing the amount of the payment by the Employee's hourly rate of pay. The hourly rate used will be:

                 (A) the Employee's most recent hourly rate of compensation, if his compensation is calculated on an hourly basis;

                 (B) the Employee's most recent fixed rate of compensation divided by the number of hours the Employee is regularly scheduled to work for the period (or 8 hours per day if he does not have a regular work schedule); or

                 (C) if the Employee's compensation is not determined on the basis of a fixed rate for a specified period of time, the lowest hourly rate of compensation paid to Employees in his job classification or, if no Employees in his job classification have an hourly rate of compensation, the minimum wage in effect under
                      Section 6(a)(1) of the Fair Labor Standards
                      Act of 1938, as amended.

           (iii) No Employee will be credited with more Hours of Service than he would have been regularly scheduled to work during the period of absence. If an Employee has no regular work schedule, the number of Hours of Service credited will not be greater than the number of days in the period multiplied by 8 hours.

           (iv) Except to the extent provided in the provisions relating to Breaks in Service, no Employee will be credited with more than 501 Hours of Service for any single continuous period of absence, whether or not the period of absence occurs within an applicable computation period.

           (v) The applicable computation period to which Hours of Service will be credited is determined as follows:

                 (A) Unless specifically required by another provision, Hours of Service credited under Subsection
                      (a) will be credited to the applicable computation period in which the duties were performed.

                 (B) Unless specifically required by another provision, Hours of Service credited under Subsection
                      (b) will be credited:

                     (1) if Hours of Service are calculated on the basis of units of time, to the applicable computation periods in which the absence occurs, beginning with the first unit of time to which the payment relates.

                     (2) If Hours of Service are not calculated on the basis of units of time, to the applicable computation period in which the absence occurs, beginning with the first unit of time to which the payment relates.

                 (C) Unless specifically required by another provision, Hours of Service credited under Subsection (d) will be credited to the applicable computation period to which the award or agreement for back pay pertains rather than to the applicable computation period during which the award, agreement or payment is made.

                 (D) Hours of Service to be credited to an Employee in connection with a period of 31 or fewer days which extend beyond one or more applicable computation periods may be credited to the first or the second applicable computation period if done on a reasonable and non-discriminatory basis.

      (f) The Hours of Service credited to an Employee who is not paid on an hourly basis will be determined using the following equivalences:

      Basis On                Hours of Serviced Credited to
      Which Records           Employee Who Completed At Least One
      Are Maintained          Hours of Service During That Period
      --------------          -----------------------------------

      Shift                       Actual Hours For Full Shift
      Day                             10 Hours of Service
      Week                            45 Hours of Service
      Bi-weekly                       90 Hours of Service
      Semi-monthly                    95 Hours of Service
      Monthly                         190 Hours of Service

1.31  Individual Account.  The sum of the amounts credited or
      ------------------
      charged to a Discretionary Account, an Elective Account, a Matching Account, a Qualified Non-Elective Account and a
      Rollover Account.

1.32  Investment Fund.  An Investment Fund described in Article
      ---------------
      VII.

1.33  Late Retirement Date.  The Valuation Date after a
      --------------------
      Participant terminates employment after his Normal
      Retirement Date.

1.34  Matching Account.  The portion of a Participant's
      ----------------
      Individual Account derived from Matching Contributions and an allocable share of the Adjustment.

1.35  Matching Contributions.  Contributions made by an Employer
      ----------------------
      under Section 3.02.

1.36  Maximum Compensation.  For purposes of Articles IV and XI
      --------------------
      (Top Heavy), a Participant's gross earnings from the Employer including amounts the Participant defers to any program described in Code section 401(k), 403(b) and 125, but excluding:

      (a) Employer contributions made to any other plan of deferred compensation or other benefit program that are not included in the Employee's taxable earnings;

      (b) Proceeds from the exercise of a non-qualified stock option or income realized when restricted property held by the Participant becomes nonforfeitable; and

      (c) Proceeds from the sale, exchange or other disposition of stock acquired under a qualified stock option.

      However, a Participant's Maximum Compensation may never be greater than the limit imposed by Code section 401(a)(17).

1.37  Net Profits.  The Employer's net income or profits for any
      -----------
      Plan year determined from the Employer's books of account in accordance with generally accepted accounting practices before any deduction for taxes based upon income or for Contributions made by the Employer to this Plan.

1.38  Non-Highly Compensated Employee.  Any Employee who is not
      -------------------------------
      a Highly Compensated Employee.

1.39  Normal Retirement Age.  The date a Participant reaches age
      ---------------------
      65.

1.40  Normal Retirement Date.  The Valuation Date coinciding
      ----------------------
      with or next following the Participant's Normal Retirement
      Age.

1.41  Parent.  Circle K Holdings, Inc., a Delaware Corporation,
      ------
      that is the parent corporation of the Sponsor.

1.42  Participant.  An Employee who has met the eligibility
      -----------
      requirements described in Article II and who has not received a complete distribution of his Plan benefit.

1.43  Plan.  The Circle K Kash Plus Plan.
      ----

1.44  Plan Year.  The 12 months that end on December 31.
      ---------

1.45  Qualified Domestic Relations Order.  A judgment, decree or
      ----------------------------------
      order (including approval of a property settlement agreement) issued on or after January 1, 1985 under a state's domestic relations law (including a community property law) that:

      (a) relates to the provisions of child support, alimony payments or marital property rights to a Participant's spouse, child or other dependent;

      (b) creates or recognizes the existence of an Alternate Payee's right to receive all or a portion of the benefits payable with respect to a Participant's participation in the Plan;

      (c) clearly states each participant's and Alternate Payee's name and last mailing address (if known);

      (d) specifies the amount or portion of the participant's benefits to be paid by the Plan to each Alternate Payee (or the manner in which that amount or percentage is to be determined), the number of payments or period to which the order applies and each plan to which the order applies; and

      (e)  does not require the Plan:

           (i) to provide any type or form of benefit or any option not otherwise provided under the Plan;

           (ii) to provide benefits greater than those payable to the Participant in the absence of the order; or

           (iii) to pay benefits to an Alternate Payee that are required to be paid to another Alternate Payee under an earlier order.

      An order otherwise meeting these requirements will not fail to be a Qualified Domestic Relations Order because it directs that benefits be paid directly to an Alternate
      Payee:

      (f) in the case of any payment before a participant has separated from service, on or after the date on which the participant attains (or would have attained) the earliest retirement age;

      (g) as if the Participant had retired on the date payment is to begin under the order (taking into account only the Actuarial Equivalent of the Participant's Accrued Benefit without regard to any Employer subsidy for early retirement, if any); and

      (h) in any form in which Plan benefits may be paid to the Participant (other than a qualified joint and survivor annuity).

      If the Plan Administrator determines that the order is a Qualified Domestic Relations Order, the Plan Administrator may, but shall not be required to, make a distribution to the Alternative Payee prior to the earliest retirement age as defined in Section 414(p) of the Code.

1.46  Qualified Non-Elective Account.  The portion of a
      ------------------------------
      Participant's Individual Account derived from Qualified
      Non-Elective Contributions and an allocable share of the Adjustment.

1.47  Qualified Non-Elective Contributions.  The Employer
      ------------------------------------
      Contribution under Section 3.05(a).

1.48  Rollover Account.  The portion of a Participant's
      ----------------
      Individual Account comprised of Rollover Contributions
      [other than amounts subject to Code section 401(k)] and an allocable share of the Adjustment. Amounts held in the Rollover Account are always 100% vested.

1.49  Rollover Contributions.  Contributions made under Section
      ----------------------
      3.03(a).

1.50  Sponsor.  The Circle K Corporation.
      -------

1.51  Trust Agreement.  The agreement between the Employer and
      ---------------
      the Trustee under to Article VII.

1.52  Trustee.  The person named in the Trust Agreement to hold
      -------
      Plan assets, including any successor.

1.53  Valuation Date.  The last business day of each calendar
      --------------
      quarter or any other date the Administrator selects to value the Fund.

<DATE>



                           ARTICLE II
     ELIGIBILITY, PARTICIPATION AND BENEFICIARY DESIGNATION


2.01  Eligibility.  Each Employee who was a Participant on
      -----------
      December 31, 1989 will continue to participate subject to the terms of the Plan.

      (a) Each other Employee will be eligible to become a Participant on the January 1 or July 1 coinciding with or next following the later of (i) January 1, 1989, (ii) the date he reaches age 21, and (iii) the date he completes a year of Credited Service after his Employment Date; or

      (b) Effective January 1, 1991, each other Employee will be eligible to become a Participant on the first day of the month coinciding with or next following the later of
           (i) January 1, 1991, (ii) the date he reaches age 21, and
           (iii) the date he completes a year of Credited Service after his Employment Date.

      Subsequently, eligibility will be based on Plan Years starting with the first Plan Year that begins after his Employment Date.

      After becoming eligible, an Employee will continue to participate as long as he meets the terms of the Plan.

2.02  Date of Participation.  After complying with Section 2.01
      ---------------------
      and subject to Article III, each eligible Employee may elect to contribute to the Plan by returning a completed election form to the Administrator. A Participant who does not begin to contribute when first eligible may elect to contribute on the January 1 or July 1 coinciding with or next following the date he returns a completed election form to the Administrator.

2.03  Change in Employment Status.  A Participant who is
      ---------------------------
      transferred to a job classification that is not covered by the Plan will continue to earn Credited Service as long as he remains employed by the Employer or an Affiliate. However, no further Matching Contributions will be allocated to the Participant's Individual Account and no further Elective Contributions may be made after the effective date of the transfer. Also, the Participant's Individual Account will be held until he is entitled to a distribution under Article V and, while it is held, will share in the Adjustment as provided in Section 3.06.

      A former Participant who again becomes an Employee may participate in the Plan immediately. An employee who enters a job classification covered by the Plan may participate immediately if he has met the eligibility requirements provided in Section 2.01.

                           ARTICLE III
                  CONTRIBUTIONS AND ALLOCATIONS


3.01  Elective Contributions.
      ----------------------

      (a)  Contributions.  A Participant may make Elective
           -------------
           Contributions to the Plan by directing his Employer to deposit the following amounts in his Elective
           Contribution Account:

           (i)   Basic Elective Deferral.  A Participant may
                 -----------------------
                 elect to reduce his Basic Compensation by the amount he specifies. The amount deferred must be a whole percentage of the Basic Compensation he otherwise would receive for each pay period and may not be less than 2% or more than 12% of his Basic Compensation (or other minimum and maximum amounts that the Administrator establishes).

                 An election will be effective for each regular pay period beginning after it is returned to the Administrator.

                 A Participant may change the amount of his Basic Elective Deferrals (or revoke his earlier salary reduction agreements). These changes must be made before they are to be effective and will be implemented beginning with the first payroll period beginning on the next January 1 or July 1.

                 However, a Participant may choose to suspend his Basic Elective Deferrals at any time. These suspensions will be effective as soon as administratively feasible after their receipt by the Administrator. A Participant who has chosen to suspend his Basic Elective Deferrals may again elect to make Basic Elective Deferrals on any subsequent January 1 or July 1.

           (ii)  Supplemental Elective Deferral.  A Participant
                 ------------------------------
                 may elect to reduce his Bonus Compensation by any dollar or percentage amount (subject to maximums set by the Administrator).

                 The Administrator will notify the Participant that he is eligible to make a Supplemental Elective Deferral. A Participant may make an election to make a Supplemental Elective Deferral at any time prior to the payment of his Bonus Compensation.

      (b)  Allocation.  The Employer will transfer each
           ----------
           Participant's Elective Contributions to the Trustee within a reasonable time after they are withheld from the Participant's Compensation. These amounts will be credited to the contributing Participant's
           Elective Account.

3.02  Matching Contributions.
      ----------------------

      (a)  Contributions.  After the Effective Date, each
           -------------
           Employer will contribute 50% (or any other percentage set by the Board) of a Participant's Basic Elective
           Deferrals [as defined in Section 3.01(a)(i)], up to 4% of the Participant's Basic Compensation.

      (b)  Allocation.  The Employer will transfer each
           ----------
           Participant's Matching Contribution to the Trustee at the same time the Employer transfers the Participant's
           Elective Contribution. Matching Contributions will be credited to the Matching Account of each Participant who makes Basic Elective Deferrals.

3.03  Rollover Contributions.
      ----------------------

      (a)  Contributions.  Subject to administrative rules
           -------------
           adopted by the Administrator, an Employee may transfer to the Fund all or any portion of an "eligible rollover distribution" [defined in Code section 402(c)] or may direct that the trustee of the distributing plan make this distribution directly to the Fund in accordance with procedures established by the Administrator. These will be distributed as provided in Article V.

      (b)  Allocation.  An Employee's Rollover Contributions
           ----------
           will be credited to his Rollover Account and will be fully vested at all times.

3.04  Discretionary Contributions.
      ---------------------------

      (a)  Contributions.  Each Employer may make Discretionary
           -------------
           Contributions, at times and in amounts determined by the Sponsor's Board in the following manner:

           (i) As of each Valuation Date after the Sponsor or its Parent becomes a publicly traded entity, on behalf of each Participant designated by the Sponsor as a store manager, a zone manager, a band 1 employee, or a band 2 employee and who is employed on that Valuation Date;

           (ii) As of each December 31 Valuation Date after the Sponsor or its Parent becomes a publicly traded entity, on behalf of each Participant designated by the Sponsor as a store manager, a zone manager, a band 1 employee, or a band 2 employee and who is employed on that Valuation Date.

           Discretionary Contributions will be invested in shares of common stock issued by the Sponsor or its Parent.

      (b)  Allocation.  An Employer's Discretionary Contribution
           ----------
           will be allocated to each Participant's Discretionary Account in the same proportion that his Compensation for the (i) calendar quarter, for purposes of Discretionary Contributions made pursuant to (a)(i) above or (ii), for the Plan year, for purposes of Discretionary Contributions made pursuant to (a)(ii) above, bears to Compensation paid to all Participants receiving Discretionary Contributions for the same period. This allocation will be made as of the Valuation Date for which the contribution is made.

3.05  Qualified Non-Elective Contributions.
      ------------------------------------

      (a)  Contribution.  As of each Valuation Date after
           ------------
           January 1, 1992, the Employer may contribute an additional amount to the Fund. This amount will be paid to the Trustee within 12 months after the end of the Plan Year for which the contribution is made.

      (b)  Allocation.  The Qualified Non-Elective Contribution
           ----------
           will be allocated to the Qualified Non-Elective Account for each Participant who is a Non-Highly Compensated Employee on whose behalf such a contribution is made. The amount allocated to each Non-Highly Compensated Employee may vary between Participants as a percentage of Compensation.

3.06  Allocation of Adjustment.  On each Valuation Date, the
      ------------------------
      Administrator will add all income received and accrued by each Investment Fund, other than interest on segregated loan accounts under Section 6.03, and realized and unrealized profits, and subtract all taxes, charges or expenses and any realized or unrealized losses. This amount, known as the Adjustment, will be allocated as of each Valuation Date to each Participant's Individual
      Account invested in that Investment Fund in the same proportion that the value of his Individual Account invested in that Investment Fund bears to the value of all Participants' Individual Accounts invested in that Investment Fund. This allocation will be made separately with respect to each Individual Account. When determining the value of each Participant's Individual Accounts invested in any Investment Fund, the Administrator will add to the value determined on the preceding Valuation Date:

      (a)  two-thirds of all Elective Contributions, Matching
           Contributions, Rollover Contributions and loan repayments under Section 6.03 made in respect of that Investment Fund during the first month after the preceding Valuation Date; and

      (b) one-third of all Elective Contributions, Matching Contributions, Rollover Contributions, and loan repayments made in respect of that Investment Fund during the second month after the preceding Valuation Date.

      Further, the Administrator will subtract from the above amount any or all withdrawals, loans under Section 6.03, Forfeitures and distributions made in respect of that Investment Fund since the last Valuation Date.

                           ARTICLE IV
              LIMITATIONS ON CONTRIBUTIONS, MAXIMUM
         BENEFITS AND REQUIRED DISTRIBUTION OF BENEFITS


4.01  Testing of Elective Contributions.  As of the end of each
      ---------------------------------
      Plan Year, the Administrator will ensure that the Elective
      Contributions made by Highly Compensated Employees are not greater than the limits described in this Section.

      (a)  Limits on Elective Deferrals.  One of the following
           ----------------------------
           tests must be met for each Plan Year:

           TEST I: The Actual Deferral Percentage for the eligible Highly Compensation Employee group may not be more than the Actual Deferral Percentage for the eligible Non-Highly Compensated Employee group multiplied by 1.25.

           TEST II: The Actual Deferral Percentage for the eligible Highly Compensated group may not be more than (i) the Actual Deferral Percentage of the Non-Highly Compensated group plus 2% and (ii) twice the Actual Deferral Percentage of the eligible Non-Highly Compensated group.

           The test applied will be that which produces the smallest excess Elective Contributions.

      (b)  Definitions Applicable to Test.
           ------------------------------

           (i) "Actual Deferral Percentage". Each Participants' Elective Deferrals (to this Plan and any other qualified plan to which a Highly Compensated Employee contributed) divided by his Compensation and averaged for the Highly Compensated and Non-Highly Compensated Employee groups.

           (ii) "Elective Deferrals". Elective Contributions and, if the Employer elects, Qualified Non-Elective Contributions. When calculating the average deferral percentage, the Administrator will aggregate all Elective Deferrals that a Participant makes to all plans required or permitted to be aggregated under Code section 410(a)(4) or section 410(b) [determined without regard to Code section 410(b)(2)(A)(ii)]. Also, the
                 Elective Deferrals made by any Participant who is a 5% owner or is one of the 10 employees receiving the greatest Maximum Compensation and any Family Member will be treated as having been made by a single Participant.

           (iii) "Family Member" means a Participant's spouse, lineal ancestors and lineal descendants and their spouses.

      (c)  Correction of Excess Contributions.  If the tests
           ----------------------------------
           described in Section 4.01(a) are exceeded at the end of any Plan Year, the Administrator will reduce the deferral percentage of the Highly Compensated Employee who deferred the greatest percentage of Compensation to the percentage of Compensation deferred by the Highly Compensated Employee who had the second highest deferral percentage. This process will be continued until one of the tests described in
           Section 4.01(a) is met. This adjustment will be made from Elective Contributions and then from Qualified Non-Elective Contributions.

           The Administrator also may apply these tests during the Plan Year and reduce Elective Deferrals before the end of the Plan Year in any equitable and nondiscriminatory manner.

      (d)  Refund of Excess Contributions.  Any excess
           ------------------------------
           contribution will be returned within 12 months after the end of the Plan year for which it was made. The earnings on Elective Contributions and Qualified Non-Elective Contributions to be returned to a Highly Compensated Employee will be the Adjustment attributable to those Contributions for the Plan Year they were made.

           The amount of excess Elective Contributions to be distributed will be reduced by the excess Elective Contributions distributed to the Participant during his taxable year that ends with or within the applicable Plan Year.

           Any Matching Contributions made with respect to Elective Contributions that are returned to a Participant under this Section will be used to reduce future Employer Contributions and will not be allocated to the Individual Account of the Participant receiving the refund of the excess
           Elective Contribution.

4.02  Testing of Matching Contributions.  As of the end of each
      ---------------------------------
      Plan Year, the Administrator will ensure that the Matching Contributions allocable to Highly Compensated Employees are not greater than the limits described in this Section.

      (a)  Limits on Matching Contributions.  One of the
           --------------------------------
           following tests must be met for each Plan Year:

           TEST I: The Actual Contribution Percentage for the eligible Highly Compensated Employee group may not be more than the Actual Contribution Percentage for the Non-Highly Compensated group multiplied by 1.25.

           TEST II: The Actual Contribution Percentage for the eligible Highly Compensated group may not be more than
           (i) the Actual Contribution Percentage of the Non-Highly Compensated group plus 2% and (ii) twice the Actual Contribution Percentage of the eligible Non-Highly Compensated group.

      The test applied will be that which produces the smallest excess.

      (b)  Definitions Applicable to Test.
           ------------------------------

           (i) "Actual Contribution Percentage". Each Participants' Matching Contributions (to the extent not already included in applying the test under Section 4.01) divided by his Compensation and averaged for the Highly Compensated and Non-Highly Compensated Employee groups.

           (ii) "Matching Contributions". Eligible Matching Contributions and, if the Employer elects, Elective and Qualified Non-Elective Contributions not included in the test under Section 4.01. When calculating the Average Contribution Percentage, the Administrator will aggregate all Matching Contributions that a Participant makes to all plans permitted or required to be aggregated under Code sections 401(m) and 410(b). Also, the Matching Contributions made by any Participant who is a 5% owner or is one of the 10 employees receiving the greatest Maximum Compensation and any Family Member will be treated as having been made by a single Participant.

           (iii) "Family Member" means a Participant's spouse, lineal ancestors and lineal descendants and their spouses.

      (c)  Correction of Excess.  If the tests described in
           --------------------
           Section 4.02(a) are exceeded at the end of any Plan Year, the Administrator will reduce the contribution percentage of the Highly Compensated Employee with the highest Actual Contribution Percentage to the Actual Contribution Percentage of the Highly Compensated Employee who had the second highest Actual Contribution Percentage. This process will be continued until one of the tests described in Section 4.02(a) is met. This adjustment will be made first from Matching Contributions, second from Elective Contributions, and then from Qualified Non-Elective Contributions.

           The Administrator also may apply these tests during the Plan Year and reduce Matching Contributions before the end of the Plan year in any equitable and nondiscriminatory manner.

      (d)  Refund of Excess Matching Contributions.  Any excess
           ---------------------------------------
           Matching Contributions will be returned with 12 months after the end of the Plan Year for which it was made if the amount was vested or forfeited and applied to reduce future Employer contributions if it was not vested. The earnings on Matching Contributions to be returned to a Highly Compensated Employee will be the Adjustment attributable to those Contributions for the Plan Year that they were made.

4.03  Multiple Use Limitation.  The alternative tests described
      -----------------------
      in Code sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) may not be applied to more than one plan subject to Code sections 401(k) and 401(m) sponsored by the Employer or an affiliate if more than one Highly Compensated Employee is eligible to participate in both plans and the sum of the Actual Deferral Percentage and the Actual Contribution Percentage for the highly compensated group is greater than the "Aggregate Limit." If the "Aggregate Limit" is exceeded, the Employer will reduce eligible Highly Compensated Employees' actual deferral ratios and actual contribution ratios proportionately to the "Aggregate Limit". This reduction will affect all eligible Highly Compensated Employees or, if the Employer elects, only the Highly Compensated Employees that participate in both plans.

      The Aggregate Limit is the larger of:

      (a)   (i)     125% of the greater of (A) the Actual
                    Deferral Percentage of the Non-Highly
                    Compensated Employees eligible under the plan subject to Code Section 401(k) for the Plan
                    Year or (B) the Actual Contribution
                    Percentage of the Non-Highly Compensated
                    Employees eligible under the plan subject to Code section 401(m) for the Plan Year beginning with or within the plan year of the plan subject to Code section 401(k); plus

            (ii) The lesser of the Actual Deferral Percentage or the Actual Contribution Percentage of the group of eligible Highly Compensated Employees plus 2 (but not more than twice the smaller of the Average Deferral Percentage or the Average Contribution Percentage of the group of eligible Non Highly Compensated Employees); or, if larger,

      (b)   (i)     125% of the lesser of (A) the Actual
                    Deferral Percentage of the Non-Highly
                    Compensated Employees eligible under the plan subject to Code Section 401(k) for the plan year or (B) the Actual Contribution
                    Percentage of the Non-Highly Compensated
                    Employees eligible under the plan subject to Code section 401(m) for the plan year beginning with or within the plan year of the plan subject to Code section 401(k); plus

            (ii) The larger of the Actual Deferral Percentage or the Actual Contribution Percentage of the group of eligible Highly Compensated Employees plus 2 (but not more than twice the smaller of the Average Deferral Percentage or the Average Contribution Percentage of the group of eligible Non Highly Compensated Employees).


4.04  Maximum Elective Contributions.  No Participant's Elective
      ------------------------------
      Contributions to this Plan may be greater than the deferral limit under Code section 402(g) for any calendar year. Any Elective Contribution above this amount, plus earnings, will be returned to the contributing Participant by April 15 of the next calendar year. If a Participant makes Elective Contributions to this Plan and another unrelated plan in which he participates and if the aggregate of those contributions is greater than $7,000 [adjusted under Code section 402(g)], the Administrator will return the amount requested by the Participant, with earnings, by April 15 of the next calendar year.

      Matching Contributions made with respect to excess
      Elective Contributions will be forfeited and applied to reduce future Employer Contributions. This adjustment may be made anytime within one year after the Plan Year in which the Matching Contributions were made.

4.05  Maximum Additions.  No Participant's Annual Addition for
      -----------------
      this any other defined contribution plan sponsored by the Employer or an Affiliate may be larger for any Limitation
      Year than:

      (a) $30,000 or if greater, 25% of the dollar limitation in effect under Code section 415(b)(1)(A); or, if less,

      (b)  25% of the Participant's total non-deferred Maximum
           Compensation for the Limitation Year.

      If a Participant is covered by more than one Defined
      Contribution Plan maintained by the Employer or any Affiliate, the Annual Addition under both plans proportionately will be reduced to meet this limit.

      If a Participant's Annual Addition must be reduced to meet this limit, the Administrator will reduce the Matching
      Account, the Elective Account and the Qualified Non-
      Elective Account.

      If the Annual Addition limit is exceeded (i) because of the allocation of Forfeitures, (ii) due to a reasonable error in estimating a Participant's annual Maximum Compensation, or (iii) under other facts and circumstances which the Internal Revenue Service finds justify the availability of these rules, any amount withheld or taken from a Participant's Individual Account under this Section (other than Elective Contributions) will either be reallocated to other Participant's accounts, subject to the limits in this Section or held in a segregated account and applied to reduce the Employer's Contribution for the next Limitation Year. This choice will be made by the Employer each year and may vary from year to year. Any amount withheld or taken from a Participant's Individual Account that was derived from Elective Contributions will be returned to the contributing Participant.

      For purposes of this Section, "Limitation Year" means the 12 months that end on December 31.

4.06  Multiple Plan Participation.  The sum of a Participant's
      ---------------------------
      defined benefit plan fraction and defined contribution plan fraction for any Limitation Year may not be larger than 1.0.

      (a) "defined contribution plan fraction" is the sum of all Annual Additions to the Participant's Individual
           Account as of the end of the Limitation Year divided by the sum of:

           (i)   the dollar limitation in effect under
                 Section 4.05(a) [determined without regard to Code section 415(c)(6)] for all Limitation
                 Years multiplied by 1.25; or, if less

           (ii) the amount determined under Section 05(b) for the Limitation Year, multiplied by 1.4.

           (iii) However, if a person was a Participant on the first day of the Limitation Year beginning after December 31, 1986 in one or more Defined Benefit Plans sponsored by the Employer, if those plans were in effect on May 6, 1986 and if those plans complied with Code section 415 for all Limitation Years that began before January 1, 1987, the figure calculated under Section 4.06(a)(i) and
                 (ii) will never be less than 1.25 multiplied by the sum of the annual benefit the Participant accumulated under the Defined Benefit Plan(s) as of the close of the last Limitation Year beginning before January 1, 1987. This calculation will be made disregarding any changes in the terms and conditions of the plan after May 5, 1986.

      (b)  "defined benefit plan fraction" is

           (i)   the Participant's projected annual benefit
                 determined under the Defined Benefit Plan as of
                 the close of the Limitation Year, divided by:

           (ii) the dollar limit under Code section 415(b)(1)(A) for the Limitation Year, multiplied by 1.25; or, if less

           (iii) the amount determined under Code section 415(b)(1)(B) for the Limitation Year, multiplied by 1.4.

           (iv) However, if a person was a Participant on the first day of the Limitation Year beginning after December 31, 1986 in one or more Defined Contribution Plans sponsored by the Employer, if those plans were in effect on May 6, 1986, and if the amount produced under Section 4.06(a) plus (b) are greater than 1.0, the amount determined under (b) will be adjusted by permanently removing from the figure determined under
                 Section 4.06(b) the product of the amount by which the defined contribution and defined benefit fraction are greater than 1 times the amount determined under
                 Section 4.06(b)(ii) or (iii). The adjustment will be made using the fractions calculated as of the end of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986, but using the Code section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987, will not be recomputed to treat all Contributions by Employees as Annual Additions.

                 The Participant's benefits under the Defined
                 Benefit Plan will be reduced by the excess of the defined benefit and defined contribution fractions over the amount allowed by Code section 415(e).

                            ARTICLE V
                          DISTRIBUTIONS

5.01  Normal Retirement.  The Administrator will direct the
      -----------------
      Trustee to distribute a Participant's Current Balance at his Normal Retirement Date in accordance with Section 5.07 unless the Participant has elected to defer his benefit, subject to Section 5.04.

      Any amount credited to a Participant's Individual Account after his Normal Retirement Date will be fully vested and will be distributed within a reasonable period after the end of the Plan Year for which it is credited.

5.02  Late Retirement.  The Administrator will direct the
      ---------------
      Trustee to distribute a Participant's Current Balance at his Late Retirement Date in accordance with Section 5.07 unless the Participant has elected to defer his benefit, subject to Section 5.04.

      Any amount credited to a Participant's Individual Account after his Late Retirement Date will be fully vested and will be distributed within a reasonable period after the end of the Plan Year for which it is credited.

5.03  Disability Retirement.  If a Participant becomes Disabled,
      ---------------------
      he will become fully vested and the Administrator will direct the Trustee to distribute his Current Balance at his Normal Retirement Date in accordance with Section
      5.07. However, a Participant who retires on his Disability Retirement Date may elect to have his Current Balance paid at any time before his Normal Retirement Date.

      Any amount credited to a Participant's Individual Account after his Disability Retirement Date will be fully vested and will be distributed within a reasonable period after the end of the Plan Year for which it is credited.

5.04  Distribution Period.  Regardless of any other Plan
      -------------------
      provision, each Participant's Plan benefit must begin to be distributed not later than April 1 of the calendar year beginning after the calendar year during which the Participant reaches age 70 1/2 as provided in Code section
      401(a)(9).

           Distributions may not be made over a period longer than (a) the Participant's life expectancy or the joint life expectancies of him and his Beneficiary or (b) a specified period certain not longer than the Participant's life expectancy or the joint life expectancies of him and his Beneficiary. Life expectancies will be computed using the expected return multiples in Tables V and VI of IRS Reg. section 1.72-9.

           If a Participant dies after benefit payments have begun, but before his entire Plan benefit has been distributed, the balance will continue to be paid at least as rapidly as it was being paid under the distribution method in effect when he died. If the Participant dies before benefit payments have begun, his entire Plan benefit will be distributed within five years of his death, or over the life of his designated Beneficiary.

5.05  Death Before Retirement or Termination of Employment.  If
      ----------------------------------------------------
      a participant dies before retiring or terminating employment, the Administrator will direct the Trustee to pay the Participant's Current Balance as of his date of death to the Participant's Beneficiary in a lump sum as soon as possible. However, if the Beneficiary is the Participant's spouse, the distribution need not begin before the last day of the calendar year that begins after the Participant's death or the last day of the calendar year in which the Participant would have reached age 70-1/2.

5.06  Termination of Employment.  A Participant who terminates
      -------------------------
      for any reason other than retirement, death or Disability will receive a benefit equal in value to his Elective Account, Qualified Non-Elective Account, and Rollover Account plus his vested interest in his Discretionary and Matching Accounts. If termination occurs on or after his Normal Retirement Age, his vested interest in his Discretionary and Matching Accounts will be 100%. If termination occurs before his Normal Retirement Age, his vested interest in his Discretionary and Matching Accounts will be determined the following table:

                                              Vested
           Credited Service                   Percentage
           ----------------                   ----------

           Less than 5 years                      0%
           5 years or more                      100%

      However, no Participant's vested interest in his Discretionary and Matching Accounts will be less than the percentage he had earned as of December 31, 1988.

      Additionally, effective January 1, 1994, a Participant's vested interest in his Discretionary and Matching Accounts will be determined under the following table:

                                              Vested
      Credited Service                        Percentage
      ----------------                        ----------

      Less than 2 years                                0%
      2 years, but less than 3 years                  25%
      3 years, but less than 4 years                  50%
      4 years, but less than 5 years                  75%
      5 years or more                                100%

      A Participant who is 0% vested in Employer Contributions will be treated as having received a distribution of his entire benefit when he terminated employment and will forfeit the non-vested portion of his Individual Account. If the Participant is reemployed and again becomes a Participant before five Breaks in Service, the forfeited portion of his Individual Account will be reinstated.

      If the Participant's vested Current Balance is $3,500 or less, the Administrator will direct the Trustee to distribute to the Participant his vested Current Balance as of the Valuation Date coinciding with or next following his termination as provided in Section 5.07(b). If the Participant's vested Current Balance (plus any early distributions) was greater than $3,500 at any time, a distribution may be made only if the Participant consents. If the Participant does not agree to this distribution, the Participant's vested Individual Account plus Adjustments will be distributed as provided in Section
      5.07 on his Normal Retirement Date, or if earlier, the Valuation Date coinciding with or next following the date the Participant requests an earlier distribution.

      A terminated Participant who is reemployed by an Employer before his vested Individual Account is distributed will not be entitled to receive a distribution under this Section because of his termination. Instead, his benefit will be distributed when he again terminates employment.

      The non-vested portion of a terminated Participant's
      Individual Account will be held in his Individual Account until the terminated Participant receives the vested portion of his Individual Account.

      If a partially vested Participant who received a distribution after terminating employment is reemployed before incurring five consecutive Breaks in Service and repays the amount of the distribution he received before the earlier of (a) the 5th anniversary of his Reemployment date or (b) the end of the fifth consecutive Breaks in Service beginning after the distribution, the Administrator will recredit to the Participant the amount he forfeited. The amount to be recredited will, at the Employer's discretion, be taken from Fund gains and losses, Forfeitures or Employer Contributions.

      If a Participant who did not receive a distribution after terminating employment is reemployed before incurring five consecutive Breaks in Service, the Administrator will recredit to the Participant the amount he forfeited. The amount to be recredited will, at the Employer's discretion, be taken from Fund income, gains and losses, Forfeitures or Employer Contributions.

5.07  Method of Payment.
      -----------------

      (a)  Application for Benefits.  No Plan benefit will be
           ------------------------
           paid unless an application is filed with the Administrator, including all information needed to process the application. Benefits will be paid in the Normal Form described in Section 5.07(b). This election must be given to the Administrator in writing and may be revoked anytime before benefits begin.

      (b)  Normal Form.  Benefits will be paid in a lump sum.
           -----------
           Distributions made from the Discretionary Account or the Matching Account, if applicable, may be made in cash or in the shares of common stock of the Sponsor or its Parent previously contributed, at the Participant's discretion. However, Participants with fewer shares of common stock of the Sponsor or its Parent than a minimum number set by the Administrator will receive their Discretionary Account or Matching Account, if applicable, only in cash.

5.08  Benefits to Minors and Incompetents.
      -----------------------------------

      (a) If any person entitled to receive a Plan payment is a minor, the Administrator may:

           (i)   Make the payment directly to the minor;

           (ii)  Apply the payment for the minor's benefit;

           (iii) Make the payment to the minor's parent, to any adult person with whom the minor is living or to his legal guardian but only if the payee has agreed in writing that he will hold or use the payment for the minor's benefit.

      (b) If a person entitled to receive a Plan payment is physically or mentally incapable or personally receiving and giving a valid receipt for any payment due (unless a legal representative or guardian has claimed the benefit), the payment will be made to the recipient's spouse, son, daughter, parent, brother, sister or other person who demonstrates to the Administrator that they have assumed financial responsibility for the recipient.

5.09  Direct Rollover of Distributions.
      --------------------------------

      (a) Any recipient of an "eligible rollover distribution" may elect, at the time and in the manner announced by the Administrator, to have any portion of that distribution paid directly to any one eligible retirement plan he designates. However, a direct rollover may be no less than the lesser of $500 or his entire "eligible rollover distribution".

      (b)  Definitions
           -----------

           (i) Eligible rollover distribution. Any distribution of all or any portion of the balance to the credit of the distributee, except (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more (B) any portion of the distribution required to be made under Code section 401(a)(9) or (C) any portion of the distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).


           (ii) Eligible retirement plan. An individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code
                 section 403(a), or a qualified trust described in Code section 401 (a), that will accept the distributee's eligible rollover distribution. However, if the eligible rollover distribution is being made to a surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity only.

           (iii) Distributee. An employee or former employee and, with respect to their interests only, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p).

           (iv) Direct rollover. A payment by the Plan to the eligible retirement plan specified by the distributee.

5.10  Conditions on Distributions.
      ---------------------------

      (a) Unless the Participant elects otherwise, Plan benefits will begin not later than 60 days after the end of the Plan Year in which the Participant
           (i) reaches his Normal Retirement Age; (ii) reaches the 10th anniversary of the date he became a Participant; or, if later
           (iii) terminates services.

      (b) Plan benefits must be distributed entirely not later than April 1 of the calendar year after the calendar year during which the Participant reaches 70-1/2 in an amount determined under Code section 401(a)(9), including the minimum distribution of incidental death benefit requirements of IRS Reg. section 1.401(a)(9)-2. However, this rule will not apply to any Employee who was not a 5% Owner any time during or after the calendar year in which he reached age 65-1/2 and who also had reached 70-1/2 before January 1, 1988.

      (c) Amounts attributable to Elective Contributions may not be distributed before the earlier of the date:

           (i)   the participant retires, dies, becomes
                 Disabled, or separates from service;

           (ii) the Plan terminates without establishment of a successor defined contribution plan;

           (iii) at least 85% of the assets used in the Employer's trade or business are sold or transferred to an unrelated party unless the buyer continues the Plan and the Participant becomes employed by the buyer;

           (iv) the Employer sells or transfers its interest in a subsidiary to an unrelated buyer unless the buyer continues the Plan and the Participant becomes employed by the buyer;

           (v)   the Participant reaches age 59-1/2; or

           (vi) the Participant incurs a hardship as defined in Code section 401(k).

      (d)  Amounts attributable to Qualified Non-Elective
           Contributions may not be distributed before the earlier of the date:

           (i) the Participant retires, dies, becomes Disabled, or separates from service;

           (ii) the Plan terminates without establishment of a successor defined contribution plan;

           (iii) at least 85% of the assets used in the Employer's trade or business are sold or transferred to an unrelated party unless the buyer continues the Plan and the Participant becomes employed by the buyer;

           (iv) the Employer sells or transfers its interest in a subsidiary to an unrelated buyer unless the buyer continues the Plan and the Participant becomes employed by the buyer; or

           (v)   the Participant reaches age 59-1/2.

                           ARTICLE VI
                      WITHDRAWALS AND LOANS

6.01  Hardship Withdrawal.  A Participant who has incurred a
      -------------------
      financial hardship may apply to withdraw all or part of his Elective Account and his Rollover Account.

      The amount a Participant may withdraw from his Elective Account is limited to the lesser of (i) his current Elective Account balance, or (ii) the balance of the Participant's Elective Account as of December 31, 1988, plus Elective Contributions credited to the Participant's Elective Account after December 31, 1988, less amounts withdrawn or distributed from that Account after December 31, 1988.

      (a) The Administrator will approve a hardship withdrawal request only if:

           (i) the withdrawal is necessary to enable the Participant to meet an unexpected, immediate and heavy financial need;

           (ii)  the amount is not available from the
                 Participant's other resources; and

           (iii) the withdrawal requested is not larger than the amount needed to meet the financial need and to pay any taxes on the distribution.


           A hardship distribution will be paid as provided in
           Article V as soon as reasonably possible after the Administrator decides that the request complies with this Section.

      (b) A financial hardship with will exist if the withdrawal request relates to:

           (i) Medical expenses defined in Code section 213(d) incurred by the Participant, the Participant's spouse, or any of the Participant's dependents, as defined in Code section 152);

           (ii) Purchase (excluding mortgage payments) of the Participant's principal residence;

           (iii) Payment of tuition for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents;

           (iv) The need to prevent the Participant's eviction from his principal residence or foreclosure of the mortgage on the Participant's principal residence; or

           (v)   Other events specified by the Internal Revenue Service.

      (c) A distribution will be necessary to meet an immediate and heavy financial need if the Participant has received all distributions (other than hardship distributions) and all nontaxable loans available from all plans maintained by the Employer. Also:

           (i) The Participant is barred from making Elective Contributions to this or any other plan sponsored by the Employer or an Affiliate for 12 months following the expiration of the 12th month after his latest hardship withdrawal. At that time, the Participant may resume Elective Contributions by following the procedures described in Section 3.01; and

           (ii) The Participant's Elective Contributions to this and any other plan sponsored by the Employer or an Affiliate for the calendar year following the calendar year the hardship distribution is made may not be greater than the amount allowed under Code section 402(g) minus the Participant's Elective Contributions for the calendar year the hardship distribution was received.


      (d) Hardship withdrawals will be made from the Participant's accounts in the following order: his Rollover Account and his Elective Account. The amount withdrawn will be taken from the Investment Funds in an order established by the Administrator.

      No less than $500 (or the total amount available, if less) may be withdrawn under this Section. Only one withdrawal may be made in any Plan Year. This distribution will be paid as provided in Article V as soon as reasonably possible after the Administrator receives the written withdrawal request. Amounts withdrawn under this Section may not be repaid to the Fund.

6.02  Withdrawals While Employed.  After reaching age 59-1/2, a
      --------------------------
      Participant may ask to withdraw his Current Balance attributable to his Elective Account, his Rollover Account and the vested portion of his Matching Account. The amount withdrawn will be taken first from the Participant's Rollover Account, second from his Elective Account and last, from the vested portion of his Matching Account. The amount withdrawn will be taken from the Investment Funds in an order established by the Administrator.

      No less than $500 (or the total amount available, if less) may be withdrawn under this Section. Only one withdrawal may be made in any Plan Year. This distribution will be paid as provided in Article V as soon as reasonably possible after the Administrator receives the written withdrawal request. Amounts withdrawn under this Section may not be repaid to the Fund.

6.03  Loans.  A Participant may borrow from the Plan by
      -----
      completing a loan application form and supplying any other information the Administrator needs to evaluate the application. The Administrator will:

      (a) make loans available to all Participants (including those who are parties in interest, as defined in ERISA section 3(14)) in a uniform and nondiscriminatory manner

      (b) evaluate loan applications considering only those factors that are normally applied for this purpose by commercial lenders.

      (c) notify the Participant within a reasonable period whether the loan has been approved or denied.

      (d) ensure that the amount borrowed from this and any other plan sponsored by the Employer or an Affiliate is not greater than:

           (i)  $50,000 reduced by the difference (if any) between
                (A) the highest outstanding loan balance owed to the Plan during the year ending on the day before the loan is made and (B) the outstanding balance of all Plan loans on the date the loan is made, or, if less,

           (ii) 50% of the Participant's vested interest in his Current Balance determined on the date the loan is made.

      (e) Any Plan loan must be repaid in substantially equal installments (except as allowed by the Code), made at least quarterly over no more than five years. However, a loan made to acquire the Participant's primary residence may be repaid over a commercially reasonable period. In no case will the Administrator accept a mortgage on the Participant's primary residence as security for repayment of the loan.

      (f) The frequency of loan payments will be established when the loan is made and a copy of the repayment schedule will be kept with the promissory note. All loans will be repaid through payroll deduction. However, loans may be repaid in a manner other than through payroll deduction if the borrower is an active Employee who is not receiving current pay.

      (g) Interest will be charged on all loans at a fixed rate that is equivalent to the rate charged by commercial lenders for similar types of loans. Once established, the rate of interest will not change.

      (h) Each borrowing Participant must sign a promissory note that states the terms of the loan and its repayment. This note will be a Fund asset and will be held in a segregated account established in the name of the borrower. The loan will be secured by up to 50% of the Participant's vested Individual Account. The Administrator may require the Participant to pledge more property to secure the loan. The type of additional security pledged must be acceptable to the Administrator.

      (i) All interest and principal payments will be credited to the Investment Fund to which his future Contributions are allocated.

      (j) The proceeds of a loan will be taken from the Investment Funds in an order established by the Administrator and will be taken first from his Rollover Account, then from his Elective Account and finally from his Matching Account.

      (k) Each borrower must acknowledge that any loan default is a taxable event.

      (l) If a Participant defaults on repayment of his loan before reaching 59-1/2, the loan will continue to accrue interest until the Participant reaches age 59-1/2 or terminates employment, if earlier. The individual will, however, be deemed for tax purposes to have received a distribution of the amount in default in the year in which the default occurred and the amount of the default will be reported to the Internal Revenue Service in that year. At the time the individual reaches age 59-1/2 or terminates employment, that portion of the Individual Account in default under the Plan represented by the promissory note will be offset against the Individual Account in satisfaction of the loan obligation and the promissory note will be canceled.

           A Participant who defaults on repayment of a loan after reaching age 59-1/2 or terminating employment will be deemed to have received a distribution of the portion of the loan in default and the amount in default will be deducted from his Individual Account Balance. This amount will be reported as a taxable distribution for the year in which the default occurred.

      (m) If a borrower with an outstanding loan balance takes a Leave of Absence, loan payments may be made by personal check. However, the loan will be in default if the borrower misses three consecutive payments.

      (n)  If a borrower with an outstanding loan balance (i) dies,
           (ii) retires or (iii) terminates employment, the outstanding loan balance will be treated as a distribution.

      (o) The Administrator may decide not to foreclose on a defaulted loan if a commercial lender would defer foreclosure in similar circumstances. However, interest will continue to accrue on the unpaid balance and will be reported to the Internal Revenue
           Service and the borrower.

      (p) No borrower may have more than 1 loan outstanding at any time.

      (q)  No loan will be made for less than $500.

<PAGE)



                           ARTICLE VII
                             FUNDING

7.01  Contributions.  Contributions will be paid to the Trustee.
      -------------
      All Employer Contributions will be irrevocable (unless provided otherwise under the Plan) and may be used only for the exclusive benefit of Participants and their Beneficiaries and to pay Plan expenses.

7.02  Trustee.  The sponsor will establish a trust agreement
      -------
      under which the Trustee will receive, invest and administer the funds accumulated to pay Plan benefits. The Trustee may not inquire into or compel that any contributions be made to fund Plan benefits.

      The Trustee and the Sponsor may establish Investment Funds through which Participants' investment elections will be implemented.

7.03  Participant Investment Directions.  When he enters the
      ---------------------------------
      Plan, each Participant may direct that his Elective Contributions, Matching Contributions (other than those invested pursuant to Section 7.06 below), Qualified Non-Elective Contributions and Rollover Contributions be invested in one more of the Investment Funds established under Section 7.02. However, no less than 10% (or other amount that the Administrator establishes), stated in whole percentages, of his Individual Account may be invested in any Investment Fund. Any investment election will be effective as of the date the Participant begins to participate or as of the date the Employee makes a Rollover Contribution and will continue in effect unless the Participant changes his investment election under
      Section 7.04 or 7.05. The Administrator will send all investment directions to the Trustee as expeditiously as possible after they are received. If a Participant does not make an investment election, his Elective Contributions, Matching Contributions (other than those invested pursuant to Section 7.06 below), Qualified Non-Elective Contributions and Rollover Contributions will be invested in a single Investment Fund as determined by the Administrator. Discretionary Contributions will only be invested in shares of common stock issued by the Sponsor or its Parent.

7.04  Change in Direction of Investment of Contributions.  Each
      --------------------------------------------------
      Participant may change his investment direction by notifying the Administrator before the January 1, April 1, July 1 or October 1 it is to be effective. This change will affect the Elective Contributions, Matching Contributions (other than those invested pursuant to Section 7.06 below), Qualified Non-Elective Contributions and Rollover Contributions allocated to his Individual Account after the effective date of the change. Investments may be made in one more of the Investment Funds established under section 7.02. However, no less than 10% (or other amount that the Administrator establishes), stated in whole percentages, of his Individual Account may be invested in any Investment Fund. This direction will continue in effect unless the Participant changes his investment under Section 7.04 or
      7.05. The Administrator will send all investment directions to the Trustee as expeditiously as possible after they are received.

7.05  Change in Direction of Investment of Prior Contributions.
      --------------------------------------------------------
      Each Participant may reinvest his existing balances in his Elective Account, Matching Account (other than those invested pursuant to Section 7.06 below), Qualified Non-Elective Account and Rollover Account by notifying the Administrator before the January 1, April 1, July 1 or October 1 it is to be effective. This election will affect his Elective Account, Matching Account (other than those invested pursuant to Section 7.06 below), Qualified Non-Elective Account and Rollover Account balances as of the Valuation Date immediately preceding the effective date of the change. Investments may be made in one more of the Investment Funds established under Section 7.02. However, no less than 10% (or other amount that the Administrator establishes), stated in whole percentages, of his Individual Account may be invested in any Investment Fund. This direction will continue in effect unless the Participant changes his investment. The administrator will send all investment directions to the Trustee as expeditiously as possible after they are received.

7.06  Investment of Matching Contributions in Shares of Common
      --------------------------------------------------------
      Stock of the Sponsor or its Parent.  Notwithstanding the
      ----------------------------------
      above, after the Sponsor or its Parent becomes a publicly traded entity, all future Matching Contributions may be invested in shares of common stock issued by the Sponsor or its Parent. The decision to invest Matching Contributions in shares of common stock issued by the Sponsor or its Parent will be made by the Sponsor prior to the Matching Contributions being allocated to the Matching Accounts of the Participants.

                          ARTICLE VIII
               FIDUCIARIES AND PLAN ADMINISTRATION

8.01  Allocation of Administrative Duties.  The Sponsor, the
      -----------------------------------
      Administrator, the Trustee and any Investment Manager [as defined in ERISA section 3(38)] or adviser are Plan fiduciaries and are responsible for discharging the duties assigned to them in this Article and in the Trust
      Agreement.

8.02  The Sponsor.  The Sponsor will:
      -----------

      (a) appoint an Administrator (or will itself serve in that capacity), Trustee and any Investment Managers or investment advisers and delegate to each of them the power needed to perform their duties under the Plan;

      (b) regularly review the performance of each person appointed under the preceding paragraph; and

      (c) generally, ensure that the Plan is administered consistent with its terms.

8.03  The Administrator.  The Administrator will:
      -----------------

      (a) establish rules, regulations and procedures it believes necessary or appropriate to administer the Plan;

      (b) interpret the Plan and supply any omissions in accordance with the Plan's purpose, which will be binding on all parties;

      (c) decide all questions concerning eligibility of any Employee to become a Participant;

      (d)  determine the existence and duration of
           authorized leaves of absence and Disabilities;

      (e) compute the amount of benefits and determine to whom benefits will be paid;

      (f)  authorize or deny the payment of Plan benefits;

      (g) delegate its powers and duties to others as it deems appropriate;

      (h) employ accountants, agents, consultants, physicians and attorneys (who may be counsel to the Sponsor) if necessary to facilitate any Plan purpose;

      (i) review and implement bonding and insurance requirements;

      (j) designate an agent for service of legal process on the Plan;

      (k) establish and enforce the rules, regulations, procedures, investment policies and investment programs it considers appropriate;

      (l) receive and evaluate periodic reports from the Trustee, Investment Manager and investment advisers;

      (m)  review the performance of the Trustee, Investment
           Manager and/or investment advisers;

      (n) allocate the assets to be managed by each Trustee or Investment Manager;

      (o) establish any accounts called for by the Plan or Trust;

      (p) report, at least annually, to the Sponsor on the investment performance of the Trust Fund;

      (q) perform any other act reasonably necessary to discharge its responsibility under the Plan; and

      (r)  accept or reject Rollover Amounts.

      Nothing in this Plan prevents the Administrator from exercising full discretionary authority and responsibility with respect to all aspects of Plan administration.

      The Sponsor may remove the Administrator at any time by giving him written notice of termination 30 days before it is to be effective. Also, the Administrator may resign at any time by delivering his written resignation to the Sponsor at least 30 days before it is to be effective. In both cases, the 30 days advance notice may be waived by the parties. A new Administrator will be named as provided in
      Section 8.02. Any replacement Administrator will have the same rights, powers, privileges, immunities and duties as the previous Administrator.

8.04  Trustee.  The Trustee is appointed by the Sponsor and will
      -------
      have the duties and powers specified in the Trust
      Agreement signed by the Sponsor and the Trustee.

8.05  Sponsor Records.  The Administrator and the Trustee may
      ---------------
      examine the Sponsor's records to ascertain any fact needed to discharge their responsibilities under the Plan and Trust Agreement.

8.06  Indemnification.  The persons designated under Section
      ---------------
      8.01 (other than a bank or a trust company acting as Trustee), and anyone else to whom any power, authority or responsibility is delegated under this Article, have all rights of indemnification provided by law or agreement or under the Sponsor's Articles of Incorporation, regulations or by-laws. Also, the Sponsor will satisfy any liability actually and reasonably incurred by any of the persons named in Section 8.01 (other than a bank or trust company acting as Trustee including expenses, attorney's fees, judgments, fines and amounts paid in settlement, in connection with any threatened, pending or completed action, suit or proceeding related to their exercise or failure to exercise any of the powers, authority, responsibilities or discretion allocated to them under the Plan, or reasonably believed by them to be provided under the Plan, and any action taken by them in connection with these matters if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Plan, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe that their conduct was unlawful.

8.07  Discrimination Prohibited.  The Administrator will
      -------------------------
      discharge its duties and responsibilities in a consistent and nondiscriminatory manner, treating all persons in similar circumstances in a similar manner. The Administrator may not take any action that would discriminate in favor of officers, shareholders or Highly Compensated Employees (as defined in Code section 414) or which would benefit one employee or group of employees at the expense of others similarly situated.

8.08  Representation in Proceedings.  The Administrator will act
      -----------------------------
      as the legal representative of the Plan and its Participants in any proceedings against the Plan.

8.09  Time of Delivery.  Any information, forms of election,
      ----------------
      rejection or other materials required to be filed with or delivered by a Participant or Beneficiary to the Sponsor, the Administrator or Trustee will be regarded as having been filed or delivered when received. Except as provided in Section 8.11, any consents, approvals, information, requests for information or other material required to be filed or delivered to a Participant or Beneficiary by the Sponsor, Administrator or Trustee will be regarded as having been filed or delivered on the earlier of the date of personal delivery or the date deposited in first class mail. Any information or other materials required to be filed or delivered to the Sponsor, the Administrator or the Trustee to the Sponsor, Administrator or Trustee will be regarded as having been filed when actually received.

8.10  Inability to Locate Payee.  If any Plan benefit is payable
      -------------------------
      to any person, or to the executor or administrator of the estate of any deceased person, and if that person, or his executor or administrator, does not present himself to the Administrator within five years after the Administrator makes reasonable efforts to locate the distributee, that benefit will be forfeited. However, if the payee later files a claim for that benefit before his benefit has been escheated under applicable law and if that claim is approved, the forfeited benefit will be restored from forfeitures, or if these are not sufficient, from earnings or, if these are not sufficient, from Employer Contributions.

8.11  Claims Procedure.  If any benefit application is denied:
      ----------------

      (a) The Administrator will give the applicant a written explanation of its decision including (i) the reason the claim was denied; (ii) the sections of the Plan on which the denial was based; and (iii) an explanation of the Plan's review procedures.

      (b) This notice will be delivered to the applicant within 90 days after the claim is delivered to the Administrator. However, the notice can be delivered later if the Administrator needs more time to evaluate the claim. If an extension is needed, the Administrator will tell the applicant, in writing, that more time is needed, why the response is delayed and when a response will be delivered (which may not be more than 180 days after the claim was initially received). This notice must be delivered to the claimant before the end of the initial 90 day response period.

      (c) If a benefit claim is denied because the claimant failed to furnish information that the Administrator needs to process the claim, the notice described in the preceding paragraph will include a description of the additional material needed and why it is needed.

      (d) If a claim is denied or if the Administrator fails to act within 90 days of its delivery, the claimant may appeal by delivering a written notice to the Administrator that includes a description of the reasons for the appeal. To be effective, this notice, must be delivered with 60 days after the claimant receives the Administrator's notice of denial or, if no notice of denial was issued, within 150 days after the claim was initially filed.

      (e) A claimant who files an appeal under the preceding paragraph may review pertinent documents at any reasonable time and place specified by the Administrator and may submit any additional written material pertinent to the appeal.

      (f) The Administrator will act on any appeal within 60 days of its delivery. However, if special circumstances require an extension of time, the Administrator will deliver a written notice to the claimant that a decision will be made as soon as possible, but not later than 120 days after the notice of appeal was delivered to the Administrator (if a decision is not delivered within this period, the claimant may treat the appeal as having been denied).

      (g) The claimant may appear personally before the Administrator to present his claim or may appear through a representative.

      (h) The Administrator's decision on any appeal will be given in writing and will state the reasons for the decision reached, including references to the Plan provisions supporting the decision.

                           ARTICLE IX
              AMENDMENT AND TERMINATION OF THE PLAN

9.01  Amendment of the Plan.  The Sponsor's Board may, modify,
      ---------------------
      alter or amend the Plan at any time but only if that action (a) does not increase any fiduciary's duties, powers or liabilities without its written consent;
      (b) does not reduce any benefit; (c) does not cause any assets to revert to the Sponsor; and (d) does not remove any benefit protected under Code section 411(d).

      If an amendment changes the Plan's vesting schedule, any active Participant who has completed at least three years of Credited Service at the end of the election period described below and whose vested interest will be less under the new vesting schedule than under the old vesting schedule, may make an irrevocable election to have his vested interest determined under the old vesting schedule. This election must be filed between the date the amendment to the vesting schedule is adopted and:

      (a)  60 days after the date the amendment is adopted;

      (b)  60 days after the date the amendment is effective; or

      (c) 60 days after the Sponsor gives the Participant written notice of the amendment,

      whichever is latest.

9.02  Plan Termination.  Although it intends to continue the
      ----------------
      Plan indefinitely, the Sponsor's Board reserves the right to terminate the Plan at any time, subject to the following rules:

      (a) If the Plan is partially terminated, affected Participants will be fully vested in their benefit and will receive their Plan benefit as provided in Article V;

      (b) If the Plan is wholly terminated, (i) all Participants will be fully vested in their benefit, (ii) Plan assets will be allocated as provided in Article III and (iii) Plan benefits will be distributed as provided in Article V.

9.03  Allocation of Plan Assets.  If the Plan is wholly
      -------------------------
      terminated, the Administrator will:

      (a) direct the Trustee to pay all pending Plan expenses, including those associated with the Plan's termination; and

      (b)  ensure that Plan assets are distributed as provided in
           Article V.

                            ARTICLE X
        PROVISIONS RELATIVE TO EMPLOYERS INCLUDED IN PLAN

10.01 Method of Participation.  If the Board agrees, any
      -----------------------
      Affiliate may adopt this Plan by delivering to the Trustee a certified copy of the resolutions or other action taken to adopt the Plan and a certified copy of the Board's action approving the Affiliate's action. The Plan will be maintained as a separate Plan for each participating Employer.

10.02 Withdrawal.  Any adopting Employer may withdraw from the
      ----------
      Plan at any time by giving six months advance written notice of its intention to the Board and the Administrator (unless the Board agrees to a shorter notice period). The Administrator will calculate the withdrawing Employer's share of the Fund and certify that figure to the Trustee.

      The Trustee will segregate within the Fund property with a value equal to the withdrawing Employer's share of the Fund. If the Plan is to be terminated with respect to the withdrawing Employer, the amount set aside will be distributed as provided in Article IX. If the Plan is not to be terminated with respect to the withdrawing Employer, the Trustee will transfer this amount to the trustee named by the withdrawing Employer.

                              ARTICLE XI
                    TOP HEAVY PLAN PROVISIONS

11.01 Application.
      -----------

      This Article applies only if the Plan becomes "top-heavy" (as defined in Code section 416(g), after aggregating this Plan with any other qualified plan sponsored by the Employer or an Affiliate in which a key employee is a Participant or was a Participant at any time during the five-year period ending on the determination date regardless of whether the plan has terminated and each other plan of the Employer or an Affiliate which enables this Plan or any plan in which a key employee participates to meet the requirements of Code sections 401(a)(4) or 410(b) ("required aggregation group"). The Administrator may elect to include within the required aggregation group any other plan sponsored by the Employer or an Affiliate not required to be included in the required to be included in the required aggregation group but only if their inclusion as a part of the group would not cause such group to fail to meet the requirements of Code sections 401(a) and 410 ("permissive aggregation group").

      A plan is top-heavy, if more than 60% of the value of the Individual Accounts of Participants in this Plan and the accrued benefit of any member in any defined benefit plan maintained by his Employer or an Affiliate as of any determination date (the last day of the prior Plan Year), is attributable to key employees. The Individual Account balance for any individual (a) who is not a key employee but was a key employee in a prior year or (b) who has not performed any services for the Employer maintaining the Plan at any time during the five-year period ending on the determination date will be disregarded for top-heavy purposes. The present value of accrued benefits in any Employer or Affiliate sponsored defined benefit plan will be determined on the Valuation Date used for computing Plan costs under Code section 412 and will be determined on the basis of the actuarial assumptions specified in such defined benefit plan for purposes of making the top-heavy determination. The valuation date for this Plan is the determination date or the most recent Valuation Date within the 12 months period ending on the determination date. If the Plan becomes top-heavy as of any determination date, effective in the next succeeding Plan Year, the provisions of this Article XI will apply.

11.02 Special Minimum Contribution.
      ----------------------------

      Regardless of any other Plan provision, each Participant who is not a key employee and who is employed by the Employer on the last day of the Plan Year (without regard to the number of Hours of Service earned during that Plan
      Year) will receive a minimum allocation equal to the lesser of: (a) 3% of the Participant's total non-deferred compensation (as defined in Section 1.10 and Code section
      415) received from the Employer for the year and (b) the highest percentage of total non-deferred compensation (as defined above) contributed on behalf of a key employee under this Plan.

11.03 Special Maximum Combined Plans Limit.
      ------------------------------------

      If the Plan becomes top-heavy, the denominator of the defined contribution fraction, described in Section 4.06 will be 1.0, not 1.25.

11.04 Key Employee and Non-Key Employee Defined.
      -----------------------------------------

      The term key employee has the same meaning given to it under Code section 416(i)(1). The term key employee as of any determination date will be applied to any Employee, former Employee, Participant, Deferred Vested Participant or retired Participant (or his Spouse or Beneficiary) who was a key employee during the Plan Year (ending with the determination date) or in any of the four preceding Plan Years. Any Employee who is not a key employee will be a non-key employee and will include an Employee who was formerly a key employee.

11.05 Special Vesting Schedule.
      ------------------------

      If the Plan is top heavy, each Participant will be vested under the following schedule:

              Years of Service           Vested Percentage
              ----------------           -----------------

              less than 2 years                0%
              2 years but less than 3         20%
              3 years but less than 4         40%
              4 years but less than 5         60%
              5 years but less than 6         80%
              6 or more years                100%

      If the Plan is no longer top-heavy:

      (a) any portion of the Participant's Matching Account which was vested before the plan ceased to be top-heavy will remain vested; and

      (b) any Participant with three or more years of Service may elect to continue to have his vested interest measured under this special top-heavy vesting schedule, not that described in Article V.

      However, after January 1, 1994, each Participant will be vested under the schedule in Section 5.06 whether or not the plan is top heavy.

                           ARTICLE XII
                          MISCELLANEOUS

12.01 Governing Law.  The Plan will be administered and
      -------------
      interpreted under the laws of the State of Arizona and, where appropriate, the laws of the United States of America.

12.02 Construction.  Section headings and subheadings are for
      ------------
      reference only and are not meant to affect the meaning of any Plan provision. When interpreting the Plan, the masculine pronoun includes the feminine pronoun and any word form includes all other word forms.

12.03 Expenses.  Expenses incurred operating the Fund and the
      --------
      Plan will be paid by the Employer or, if the Board directs, from the Fund. The Board will decide which expenses may be charged against the Fund.

12.04 Participant's Rights: Acquittance.  No Participant may
      ---------------------------------
      acquire any right to continued employment by virtue of their participation in the Plan. No terminated Participant will have any rights to or interest in the Fund other than those specifically provided in the Plan. The Employer will not be liable for the payment of any Plan benefit; all Plan benefits will be paid only from the Fund.

12.05 Spendthrift Clause.  Except in the case of a Qualified
      ------------------
      Domestic Relations order, none of the benefits, payments, proceeds, or distributions under this Plan are subject to the claim of any creditor of the Participant or to the claim of any creditor of any Beneficiary or to any legal process by any creditor of a Participant or Beneficiary; and neither Participants nor any such Beneficiaries may alienate, commute, anticipate, or assign any of Plan benefits, payments, proceeds or distributions under this Plan.

      However, any person may assign Plan benefits that are being paid to discharge a debt owed to an Employer by the Participant if the assignment:

      (a)  is voluntary and revocable;

      (b)  is not greater than 10% of any benefit payment;

      (c)  is not made to defray Plan administrative costs; and

      (d) the Employer files a written acknowledgement with the Administrator within 90 days of receiving the assignment that the Employer has no enforceable right in, or to, any part of a Plan benefit payment except the portion actually assigned.


12.06 Merger, Consolidation or Transfer.  On the day after the
      ---------------------------------
      day the Plan merges or consolidates with or transfers assets and liabilities to another plan each Participant and Beneficiary must be entitled to the same benefit they were entitled to on the day before the merger, consolidation or transfer of assets.

12.07 Mistake of Fact.  Regardless of any other Plan provision,
      ---------------
      any Contribution which (a) was made under a mistake of fact, (b) was made before the receipt of an adverse determination letter requested on the initial qualification of the Plan and filed within the retroactive amendment period allowed under Code section 402 or (c) was larger than the deductible limit under Code section 404, will be returned to the Employer within one year after the Contribution was made, the determination letter was denied or the deduction was disallowed (but only to the extent disallowed), whichever is applicable. However, the amount returned will not include any attributable investment earnings and will be reduced by any attributable investment loss.

12.08 Counterparts.  The Plan and the Trust Agreement may be
      ------------
      signed in any number of counterparts, each of which will be an original.

12.09 Maximum Deductible Contribution.  In no circumstances will
      -------------------------------
      a Plan provision be interpreted to require an Employer to make a Contribution larger than the maximum amount deductible under any applicable statute.

12.10 Payment of Contributions Made by the Employer to the
      ----------------------------------------------------
      Trustee.  Each Employer will pay its Contribution to the
      -------
      Trustee for each Plan Year within the time prescribed by law, including extensions of time for the filing of its federal income tax return for that year.

12.11 Notification of Individual Account Balance.  At least
      ------------------------------------------
      annually after the end of each Plan Year, the Administrator will notify each Participant of the value of the Adjustments and Contributions allocated to their Individual Accounts for the most recent Plan Year (or other period) and the new balance of his Individual Account.

                      ADOPTION OF THE PLAN

This Plan is intended to comply with applicable provisions of Code section 401(a) and the Trust is intended to be exempt from federal income taxes under Code section 501(a). If the Internal Revenue Service rules that the Plan is not qualified and that the Trust hereunder is not tax exempt, the Board may amend the Plan to meet these objections or may decide to terminate the Plan.

As evidence of its adoption of this Plan, The Circle K
Corporation has caused this instrument to be signed by its
authorized officers this 28th day of December, 1994.
                         ----


                                  The Circle K Corporation
                                  ------------------------


                                  By /s/ Larry Zine
                                    -----------------------------

                                  Its Executive Vice President,
                                      ------------------------
                                      Chief Financial Officer

                      CIRCLE K STORES INC.
               UNANIMOUS CONSENT AND AUTHORIZATION
                 WITHOUT A MEETING OF DIRECTORS



     The undersigned, being all of the directors of Circle K
Stores Inc., a Texas corporation (the "Company"), consent to, authorize and approve the adoption of the following recitations and resolutions:

     WHEREAS, the Company maintains The Circle K Kash Plus Plan
     (the "Plan") for the benefit of eligible employees;

     WHEREAS, the Company retained the right to amend the Plan;

     NOW, THEREFORE, the following resolutions are adopted;

     RESOLVED, that the Plan is amended by adopting the Second
     Amendment presented to the Directors;

     FURTHER RESOLVED, that these amendments will be effective on the date specified in the Second Amendment;

     FURTHER RESOLVED, that the officers of the Company be, and each of them hereby are, authorized and directed to execute and deliver on behalf of the Company such documents, and to take such actions as they, or any of them, deem necessary or desirable to effectuate these resolutions.

IN WITNESS WHEREOF, the undersigned have signed this unanimous consent resolution this 1st day of July, 1996.



/s/ Robert J. Lavinia              /s/ George E. Ogden
------------------------------     ------------------------------
Robert J. Lavinia                  George E. Ogden


                                   /s/ Richard W. Reinken
                                   ------------------------------
                                   Richard W. Reinken

                         AMENDMENT NO. 1
                             TO THE
             THE CIRCLE K CORPORATION KASH PLUS PLAN

WHEREAS, Circle K Stores Inc., formerly known as The Circle K
Corporation (hereinafter referred to as the "Sponsor"), maintains
The Circle K Corporation Kash Plus Plan, effective January 1,
1989 (herein referred to as the "Plan"); and

WHEREAS, the Sponsor reserved the right in Article IX of the Plan to amend said Plan by action of its board of directors;

NOW THEREFORE, the Plan is amended effective July 1, 1995 in the following respects:

1.  Section 5.07(b) is amended in its entirety as follows:

    "Normal Form.  Benefits will be paid in lump sum and, except
     -----------
    as otherwise provided herein, will be paid in cash. Distributions made from the portion of the Participant's Individual Account invested in a Company stock fund consisting of shares of common stock issued by the Sponsor or its Parent will be made in the form of shares of common stock issued by the Sponsor or its Parent, provided that any fractional shares will be distributed in cash. However, at the election of the Sponsor, Participants with fewer shares of common stock of the Sponsor or its Parent than a maximum number set by the Administrator will receive in cash the portion of their Individual Accounts invested in a Company stock fund."

2.  Section 7.03 is amended in its entirety as follows:

    "Participant Investment Directions.  When he enters the
     ---------------------------------
    plan, each Participant may direct that his Elective Contributions, Matching Contributions (other than those invested pursuant to Section 7.06 below), Qualified Non-Elective Contributions and Rollover Contributions be invested in one more of the Investment Funds established under Section 7.02, including a Company stock fund consisting of shares of common stock issued by the Sponsor or its Parent and acquired by the Plan on the open market or from the Sponsor, its Parent or another party, as determined by the Administrator, at such times after the receipt of a Participant's instructions as shall be determined in the discretion of a third party administrator of the Company stock fund and in accordance with applicable laws and regulations. However, no less than 5% (or other amount that the Administrator establishes), or increments thereof, stated in whole percentages, of the Participant's Elective Contributions, Matching Contributions (other than those invested pursuant to 7.06 below), Qualified Non-Elective Contributions or Rollover Contributions may be invested in any Investment Fund. Further the Administrator may limit the percentage that the Participant may elect for the investment of such contributions in a Company stock fund consisting of shares of common stock of the Sponsor or its Parent. Any investment election will be effective as of the date the Participant begins to participate or as of the date the Employee makes a Rollover Contribution and will continue in effect unless the Participant changes his investment election under Section 7.04 or 7.05. The Administrator will send all investment directions to the Trustee as expeditiously as possible after they are received. If a Participant does not make an investment election,

                           AMENDMENT NO. 1
                             TO THE
             THE CIRCLE K CORPORATION KASH PLUS PLAN

    his Elective Contributions, Matching Contributions (other than those invested pursuant to Section 7.06 below), Qualified Non-Elective Contributions and Rollover Contributions will be invested in a single Investment Fund as determined by the Administrator. Discretionary Contributions will only be invested in shares of common stock issued by the Sponsor or its Parent."

3.  Section 7.04 is amended in its entirety as follows:

    "Change in Direction of Investment of Contributions.  Each
     --------------------------------------------------
    Participant may change his investment direction by notifying the Administrator before the January 1, April 1, July 1 or October 1 it is to be effective. This change will affect the Elective Contributions, Matching Contributions (other than those invested pursuant to Section 7.06 below), Qualified Non-Elective Contributions and Rollover Contributions allocated to his Individual Account after the effective date of the change. Investments may be made in one more of the Investment Funds established under Section
    7.02. However, no less than 5% (or other amount that the Administrator establishes), or increments thereof, stated in whole percentages, of the participant's Elective Contributions, Matching Contributions (other than those invested pursuant to Section 7.06 below), Qualified Non-Elective Contributions and Rollover Contributions may be invested in any Investment Fund. Further the Administrator may limit the percentage that the Participant may elect for the investment of such contributions in a Company stock fund consisting of shares of common stock of the Sponsor or its parent. This direction will continue in effect unless the Participant changes his investment under Section 7.04 or
    7.05. The Administrator will send all investment directions to the Trustee as expeditiously as possible after they are received."

4.  Section 7.05 is amended in its entirety as follows:

    "Change in Direction of Investment of Prior Contributions.
     --------------------------------------------------------
    Each Participant may reinvest his existing balances in his Elective Account, Matching Account (other than those invested pursuant to Section 7.06 below), Qualified Non-Elective Account and Rollover Account by notifying the Administrator before the January 1, April 1, July 1 or October 1 it is to be effective. This election will affect his Elective Account, Matching Account (other than those invested pursuant to Section 7.06 below), Qualified Non-Elective Account and Rollover Account balances as of the Valuation Date immediately preceding the effective date of the change. Investments may be made in one more of the Investment Funds established under Section 7.02. However, no less than 5% (or other amount that the Administrator establishes), or increments thereof, stated in whole percentages, of his Individual Account may be invested in any Investment Fund. Further, the Administrator may limit the percentage that the Participant may elect for the investment of such account balances in a Company stock fund consisting of shares of common stock of the Sponsor or its Parent. This direction will continue in effect unless the Participant changes his investment. The Administrator will send all investment directions to the Trustee as expeditiously as possible after they are received."

                         AMENDMENT NO. 1
                             TO THE
                         TRUST AGREEMENT
                             FOR THE
                       CIRCLE K PLUS PLAN


WHEREAS, Circle K Stores Inc., formerly known as The Circle K
Stores Corporation (the "Corporation"), established a trust agreement which established terms under which assets accumulated under The Circle K Kash Plus Plan (the "Plan") are held;

WHEREAS, the Corporation reserved the right to amend the trust agreement;

NOW, THEREORE, the following language is added to Section 6 of the trust agreement effective July 1, 1995:

          "Notwithstanding any other provisions of this agreement, the voting rights associated with any shares of stock which are issued by the Corporation or its parent and which are allocated to a Plan participant's account, will be voted by the Trustee as directed by the participant. The Trustee will ensure that all information received with respect to any item on which these shares may vote is distributed to participants entitled to vote those shares. Votes will be cast with respect to any shares for which the Trustee does not receive direction in the same proportion as votes are cast on shares for which instructions are received."

IN WITNESS WHEREOF, the Corporation, pursuant to the resolution duly adopted by its Board, has caused this Trust Agreement to be executed by its duly authorized offices, and the Individuals comprising the Trustee have signed their names as of the 26th day
                                                         ----
of June, 1995.
   ----

Circle K Stores Inc.



By:      /s/ John Antioco
         --------------------------
    Its: President and
         Chief Executive Officer
         John Antioco



         /s/ Gehl Babinec              /s/ Roger Cole
         --------------------------    --------------------------
         (Trustee) Gehl Babinec        (Trustee) Roger Cole


         /s/ Mitchel Telson            /s/ Larry Zine
         --------------------------    --------------------------
         (Trustee) Mitchel Telson      (Trustee) Larry Zine

                         AMENDMENT NO. 1
                             TO THE
             THE CIRCLE K CORPORATION KASH PLUS PLAN

IN WITNESS WHEREOF, the Sponsor has caused this Amendment No. 1 to the Plan to be executed by its daily authorized officer on this 26th day of June, 1995, but to be effective July 1, 1995.

                              CIRCLE K STORES INC.



                              By: /s/ Larry Zine
                                 --------------------------------
                                 Its: Executive Vice President
                                      and Chief Financial Officer
                                            Larry Zine

                        SECOND AMENDMENT

                               TO

                   THE CIRCLE K KASH PLUS PLAN




     WHEREAS, Circle K Stores Inc., f/k/a/ The Circle K
Corporation (the "Company"), sponsors The Circle K Kash Plus Plan
(the "Plan") for the benefit of its Employees who meet the eligibility criteria stated in the Plan;

     WHEREAS, the Company wants to amend the Plan;

     NOW, THEREFORE, the Plan is amended in the following way, effective January 1, 1989:

     Article I, Section 1.03 is amended by deleting the phrase
"(within the meaning of Code section 414)".  It shall now read:

     "...(within the meaning of Code Sections 414 and 415(h))..."

     Article I, Section 1.05 is amended by adding the following at the end of the section:

     "Amounts allocated to an individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as required by Section 419(d) of the Code, maintained by the Employer, are treated as Annual Additions to a defined contribution plan."

     Article I, Section 1.10 is amended by deleting the second sentence of the second paragraph and replacing it with the following sentence:

     "For Plan Years after December 31, 1993, Compensation as defined in this Section shall be limited to $150,000, adjusted as provided in Code Section 401(a)(17)."

     Article I, Section 1.36 is amended by deleting the last paragraph and replacing it with the following:

     "However, a Participant's Maximum Compensation may never be greater than the limits imposed in Section 1.10."

     Article IX, Section 9.02(b) is amended by inserting the phrase "or upon the complete discontinuance of contributions" after the word "terminated".

     Article XI, Section 11.02 is amended by inserting the phrase
"except for Elective Contributions" between the words
"allocation" and "equal".

     Article XI, Section 11.05 is amended by adding the following subsection:

     "(c) a Participant's vesting percentage will not be reduced."

     IN WITNESS WHEREOF, the undersigned has signed this Second
Amendment to The Circle K Kash Plus Plan this lst day of July,
1996.

                              CIRCLE K STORES INC.
                              (f/k/a The Circle K Corporation)




                              By  /s/ Richard W. Reinken
                                ---------------------------------
                                      Richard W. Reinken

                              Title: Senior Vice President and
                                     Chief Administrative Officer

                         AMENDMENT NO. 3
                               TO
                   THE CIRCLE K KASH PLUS PLAN
                   ---------------------------



          WHEREAS, Circle K Stores Inc., formerly known as The
Circle K Corporation (the "Company"), adopted The Circle K Kash
Plus Plan (the "Plan") for the benefit of its eligible employees;
and

          WHEREAS, the Company is a wholly owned subsidiary of The Circle K Corporation, which is a wholly owned subsidiary of Tosco Corporation ("Tosco"); and

          WHEREAS, Tosco desires to assume the sponsorship of the Plan and to amend the Plan in certain respects;

          NOW, THEREFORE, the Plan is hereby amended as follows:

          1. Effective as of January 1, 1998, the Plan will be known as the "Tosco Corporation Store Savings Plan," and all references to "The Circle K Kash Plus Plan" will be deemed to refer to the "Tosco Corporation Store Savings Plan," unless the context indicates otherwise.

          2. Section 1.02 of the Plan is hereby amended to read in its entirety as follows:

               "1.02 Administrator.  The person, group of
                     -------------
               persons, firm or corporation serving as
               administrator under Section 8.06."

          3. Section 1.23 of the Plan is hereby amended to read in its entirety as follows:

               "1.23 Employer.  The Sponsor, Circle K Stores
                     --------
               Inc., and any other Affiliate that, with the Board's consent, adopts the Plan and the Trust
               Agreement, and any successor."

          4. Section 1.11(e) of the Plan is hereby clarified to read in its entirety as follows:

               "(e) Credited Service will be calculated on the basis of Plan Years when calculating vesting and, for purposes of measuring eligibility to participate, Credited Service will initially be calculated on the basis of the 12-month period beginning on the date an Employee completes his first Hour of Service after his initial employment or reemployment date and subsequently on the basis of Plan Years starting with the first Plan Year that begins after his initial employment or reemployment date."

          5. Section 1.43 of the Plan is hereby amended to read in its entirety as follows:

               "1.43 Plan (i) Tosco Corporation Store Savings
                     ----
               Plan with respect to the period on and after January 1, 1998, and (ii) The Circle K Kash Plus
               Plan with respect to the period prior to January 1, 1998."

          6. Section 1.50 of the Plan is hereby amended to read in its entirety as follows:

               "1.50 Sponsor. (i) Tosco Corporation with respect
                     -------
               to the period on and after January 1, 1998, and
               (ii) Circle K Stores Inc. (formerly known as The Circle K Corporation) with respect to the period prior to January 1, 1998."

          7. New Sections 1.54 and 1.55 are hereby added to the Plan, to read in their entirety as follows:

               "1.54 Administrative Committee.  The
                     ------------------------
               Administrative Committee appointed by the Board under Section 8.01.

               1.55 Investment Committee.  The Investment
                    --------------------
               Committee appointed by the Board under Section
               8.01."

          8. Section 2.01 of the Plan is hereby amended by adding the following at the end thereof:

               "Notwithstanding any other provision of the Plan to the contrary, effective as of January 1, 1998, only those Employees who are employed in Tosco Marketing Company (a division of the Employer) at a store will be eligible to be active Participants in the Plan. Each such Employee who has reached age 18 and completed a year of Credited Service as of January 1, 1998 will be eligible to become or remain a Participant on January 1, 1998. Any other of such Employees will be eligible to become a Participant on the first day of the month coinciding with or next following the later of
               (i) the date he reaches age 18, and (ii) the date he completes a year of Credited Service after his Employment Date. The Credited Service of any Employee will include service with Tosco Corporation prior to January 1, 1998."

          9. The second sentence of Section 2.02 of the Plan is hereby amended to read in its entirety as follows:

               "A Participant who does not begin to contribute when first eligible may elect to contribute on the first day of the month coinciding with or next following the date he returns a completed election form to the Administrator."

          10. The second paragraph of Section 2.03 of the Plan is hereby amended to read in its entirety as follows:

               "A former Participant who again becomes an Employee may participate in the Plan on the first day of the month coinciding with or next following the date of such entry, if he has met the eligibility requirements provided in Section
               2.01."

          11. Subsection (i) of Section 3.01(a) is hereby amended to read in its entirety as follows:

               "(i) Basic Elective Deferral.  A Participant may
                    -----------------------
               elect to reduce his Basic Compensation by the amount he specifies. The amount deferred must be a whole percentage of the Basic Compensation he otherwise would receive for each pay period and may not be less than 1% or more than 12% of his Basic Compensation (or other minimum and maximum amounts that the Administrator establishes).

               An election will be effective for each regular pay period beginning after it is returned to the Administrator.

               A Participant may change the amount of his Basic Elective Deferrals, suspend his Basic Elective Deferrals or revoke his earlier salary reduction agreements and, following a suspension, again elect to make Basic Elective Deferrals. These changes must be made by notifying the Trustee before the first payroll period they are to be effective, in accordance with such procedures as are established by the Trustee."

          12. Subsection (ii) of Section 3.01(a) is hereby amended by adding the following at the end thereof:

               "Notwithstanding any other provision of the Plan to the contrary, no Supplemental Elective
               Deferrals may be made under this Subsection (ii) of Section 3.01(a) with respect to any Plan Years beginning on or after January 1, 1998."

          13. Section 3.02 of the Plan is hereby amended by adding the following at the end thereof:

               "(c) Notwithstanding any other provision of the Plan to the contrary, no Matching Contributions will be made to the Plan under this Section 3.02 with respect to any Plan Years beginning on or after January 1, 1998."

          14. Section 3.04 of the Plan is hereby amended by adding the following at the end thereof:

               "(c) Notwithstanding any other provision of the Plan to the contrary, no Discretionary
               Contributions will be made under this Section 3.04 with respect to any Plan Years beginning on or after January 1, 1998."

          15. Section 5.06 of the Plan is hereby corrected by deleting the reference to "December 31, 1988" and by substituting
"December 31, 1987" in its stead.

          16. Section 5.06 of the Plan is hereby further amended as follows: (i) by deleting all references to "$3,500" and by substituting "$5,000" in their stead, and (ii) by adding the following at the end thereof:

               "Notwithstanding any other provision of the Plan to the contrary, each Participant's vested interest in his Discretionary and Matching
               Accounts will be 100%."

          17. Section 5.07(b) of the Plan is hereby amended to read in its entirety as follows:

               "(b) Normal Form.  Benefits will be paid in a lump
                    -----------
               sum and, except as otherwise provided herein, will be paid in cash. Distributions made from the portion of the Participant's Individual Account invested in a Company stock fund consisting of shares of common stock issued by the Sponsor may be made in cash or in the form of shares of common stock issued by the Sponsor, at the Participant's election, provided that any fractional shares will be distributed in cash."

          18. A new Section 5.11 is hereby added to the Plan, to read in its entirety as follows:

               "5.11 Plan-To-Plan Transfer Option.
                     ----------------------------
               Notwithstanding any other provision of the Plan to the contrary, any Participant who, on January 1, 1998, becomes eligible to participate in the Tosco Corporation Capital Accumulation Plan (the 'CAP'), will have a one-time election, at the time and in the manner prescribed by the Administrative Committee, to have his Individual Account transferred directly to the CAP. Such transfer will occur on March 31, 1998 or as soon as practicable thereafter."

          19. Sections 7.03, 7.04 and 7.05 of the Plan are hereby amended to read in their entirety as follows:

               "7.03 Participant Investment Directions.  When he
                     ---------------------------------
               enters the Plan, each Participant may direct that his Elective Contributions, Qualified Non-Elective Contributions and Rollover Contributions be invested in one or more of the Investment Funds established under Section 7.02, including a Company stock fund consisting of shares of common stock issued by the Sponsor or its Parent and acquired by the Plan on the open market or from the Sponsor, its Parent or another party, as determined by the Investment Committee, at such times after the receipt of a Participant's instructions as shall be determined in the discretion of a third party administrator of the Company stock fund and in accordance with applicable laws and regulations. However, no less than 5% (or other amount that the Investment Committee establishes), or increments thereof, stated in whole percentages, of the Participant's Elective Contributions, Qualified Non-Elective Contributions or Rollover Contributions may be invested in any Investment Fund. Further, the Investment Committee may limit the percentage that the Participant may elect for the investment of such contributions in a Company stock fund consisting of shares of common stock of the Sponsor or its Parent. Any investment election will be effective as of the date the Participant begins to participate or as of the date the Employee makes a Rollover Contribution and will continue in effect unless the Participant changes his investment election under Section 7.04 or
               7.05.  If a Participant does not make an
               investment election, his Elective Contributions, Qualified Non-Elective Contributions and Rollover Contributions will be invested in a single Investment Fund as determined by the Investment Committee.

               7.04 Change in Direction of Investment of
                    ------------------------------------
               Contributions.  Each Participant may change his
               -------------
               investment direction by notifying the Trustee on or before the Valuation Date it is to be effective, in accordance with such procedures as are established by the Trustee. This change will affect the Elective Contributions, Qualified Non-Elective Contributions and Rollover Contributions allocated to his Individual Account after the effective date of the change. Investments may be made in one or more of the Investment Funds established under Section 7.02. However, no less than 5% (or other amount that the Investment Committee establishes), or increments thereof, stated in whole percentages, of the Participant's Elective Contributions, Qualified Non-Elective Contributions and Rollover Contributions may be invested in any Investment Fund. Further, the Investment Committee may limit the percentage that the Participant may elect for the investment of such contributions in a Company stock fund consisting of shares of common stock of the Sponsor or its Parent. This direction will continue in effect unless the Participant changes his investment under Section 7.04 or 7.05.

               7.05 Change in Direction of Investment of Prior
                    ------------------------------------------
               Contributions.  Each Participant may re-invest his
               -------------
               existing balances in his Elective Account, Matching Account, Discretionary Account, Qualified Non-Elective Account and Rollover Account by notifying the Trustee on or before the Valuation Date it is to be effective, in accordance with such procedures as are established by the Trustee. This election will affect his Elective Account, Matching Account, Discretionary Account, Qualified Non-Elective account and Rollover Account balances as of the Valuation Date on or immediately preceding the effective date of the change, in accordance with such procedures as are established by the Trustee. Investments may be made in one or more of the Investment Funds established under
               Section 7.02. However, no less than 5% (or other amount that the Investment Committee establishes), or increments thereof, stated in whole percentages, of his Individual Account may be invested in any Investment fund. Further, the Investment Committee may limit the percentage that the Participant may elect for the investment of such account balances in a Company stock fund consisting of shares of common stock of the Sponsor or its Parent. This direction will continue in effect unless the Participant changes his investment."

          20. Article VIII of the Plan is hereby amended to read in its entirety as follows:


                           "ARTICLE 8
                  COMMITTEES AND ADMINISTRATOR

               8.01 Appointment and Removal of Administrative and
                    ---------------------------------------------
     Investment Committee Members.  The Administrative and
     ----------------------------
     Investment Committees each consist of at least three persons appointed by the Board, to serve at its pleasure. Administrative and Investment Committee members may, but need not, be officers or directors of the Sponsor, and may, but need not, be members of both Committees. A person ceases to be an Administrative or Investment Committee member when he dies, resigns, is declared legally incompetent or is removed by the Board. Unless the Board provides otherwise, a member who is a director or Employee of an Employer is considered to have resigned his membership when he ceases to be a director or Employee. A member may resign by delivery of a written notice to the Sponsor. A member may be removed by delivery to him of an instrument signed by the Sponsor evidencing the action taken by the Board to remove him. Copies of instruments evidencing a member's resignation or removal must be filed with the Plan records.

               8.02 Compensation and Expenses.  Administrative
                    -------------------------
     and Investment Committee members serve without compensation. The Committees' reasonable expenses, such as the reasonable fees and expenses of custodial agents, attorneys, accountants and other advisers, are paid from the Fund and allocated between principal and income by the Investment Committee, unless the Company, in its discretion, causes the Employers to pay all or part of such expenses.

               8.03 Committee Action.  Any and all actions may be
                    ----------------
     taken and decisions made by a majority of the members of the Administrative or Investment Committees then acting. If at any time only one member is acting, actions may be taken and decisions made by the sole member. The Administrative and Investment Committees may take any action or make any decision either at a meeting duly called and held, or by written documents signed by a majority of members empowered to take action or make decisions at that time. The members may delegate to each or any of their number the authority to perform ministerial acts or to sign documents on the Committees' behalf. Documents so signed are conclusively presumed to be the action of the Administrative or Investment Committee, as the case may be.

               8.04 Administrative Committee Powers.  The
                    -------------------------------
     Administrative Committee has whatever powers it needs to discharge its responsibilities under the Plan, including but not limited to the specific powers granted elsewhere in the Plan and the following powers:

               (i) discretionary authority to interpret and construe the Plan, correct defects and omissions, determine all questions arising under the Plan (except those specifically reserved elsewhere in the Plan for determination by the Sponsor, the Investment Committee or the Administrator), and reconcile inconsistencies in the Plan in such manner and to such extent as it deems expedient to effectuate the purposes and intent of the Plan;

               (ii) discretionary authority to determine all questions of eligibility, status and rights of Participants and others under the Plan;

               (iii) power to authorize, make, or cause to be made, payment of all benefits and expenses which become payable under the Plan;

               (iv) power to establish reasonable procedures for determining whether a domestic relations order is a Qualified Domestic Relations Order and provide for payments thereunder; and

               (v) discretionary authority to adopt and amend by-laws, rules and regulations that it deems necessary and which are not inconsistent with the Plan.

               8.05 Investment Committee Powers.  The Investment
                    ---------------------------
     Committee has whatever powers it needs to discharge its responsibilities under the Plan, including, but not limited to the specific powers granted elsewhere in the Plan and the power to:

               (i) manage and control the Fund in any manner consistent with the Plan that it deems advisable;

               (ii) establish and carry out a funding policy and method consistent with Plan objectives and ERISA requirements;

               (iii) appoint and remove the Trustee,

               (iv) specify the duties and compensation of the Trustee and the other terms and conditions under which the Trustee shall serve;

               (v) appoint and remove investment managers who satisfy the requirements of Section 3(38) of ERISA, to manage, acquire and dispose of assets of the Fund or a portion of the Fund, to the extent specified in such appointment; and

               (vi) select, modify, add or delete Investment
          Funds.

               8.06 Administrator - In General.  The Board may
                    --------------------------
     designate in writing the Administrative Committee, or a person, who may but need not be a Committee member, or a corporation which may but need not be the Sponsor, to act as the Administrator. The Board may revoke such designation by written notice to the Administrator, and the Administrator may resign by written notice to the Sponsor. The Administrator has the responsibilities described in the Plan and assigned to the 'plan administrator' by ERISA, the Code, and any other applicable laws and regulations.

               8.07 Administrator - Compensation and Expenses.
                    -----------------------------------------
     Unless the Administrator is a firm or corporation, the Administrator serves without compensation. However, reasonable expenses incurred by the Administrator will be paid from the Fund unless the Sponsor, in its sole discretion, causes the Employers to pay all or part of such expenses. If the Administrator is a firm or corporation, its compensation will be determined by written agreement between it and the Sponsor, and paid from the Fund unless the Sponsor, in its sole discretion, causes the Employers to pay all or part of such compensation. If the Sponsor is the Administrator, it will serve without compensation and bears its own expenses.

               8.08 Allocation of Duties.  The Administrative
                    --------------------
     Committee and the Administrator may further allocate their fiduciary responsibilities among themselves, and may designate one or more other persons, firms or corporations to carry out such fiduciary responsibilities. Any such allocation or designation must be in writing and will constitute a part of the Plan. The Administrative and Investment Committees may enlist the services of such agents, representatives and advisers as they deem necessary, including but not limited to custodial agents for the Fund, attorneys and accountants.

               8.09 Dispute as to Duties.  In the event a dispute
                    --------------------
     arises as to any act to be performed by the Administrative Committee or the Administrator, the Administrative Committee or the Administrator, as the case may be, may postpone the performance of the act until final adjudication of the dispute by a court of competent jurisdiction.

               8.10 Plan Participation by Committee Members and
                    -------------------------------------------
     Administrator.  Although an Administrator or an
     -------------
     Administrative or Investment Committee member who meets the Plan's eligibility requirements may become a Participant, he may not vote on, act upon or sign any document relating specifically to his own participation.

               8.11 Books and Records.  The Administrator and the
                    -----------------
     Administrative and Investment Committees must maintain appropriate records of all actions taken, which may be inspected by the Sponsor at any time. They will submit, make available or deliver on request to governmental agencies or instrumentality's, the Sponsor and other Employers, Participants, Beneficiaries or other persons entitled thereto, such reports, documents or records as may be required by law, or as they may otherwise deem appropriate.

               8.12 Fiduciary Standard.  The Sponsor, the
                    ------------------
     Administrative Committee, the Investment Committee and the Administrator are "named fiduciaries" of the Plan within the meaning of Section 402 of ERISA. They must exercise their powers in accordance with rules that treat similar cases alike, and discharge their powers and duties in accordance with the terms of the Plan. They must act solely in the interests of Participants and Beneficiaries, and for the exclusive purpose of providing benefits to such persons. In exercising their powers and duties, they must act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

               8.13 Indemnification.  To the extent permitted by
                    ---------------
     law, the Sponsor will indemnify and hold harmless past, present and future Administrators and Administrative and Investment Committee members who were Employees while they held such positions, and their heirs and legal representatives, from and against any loss, cost or expense including reasonable attorneys' fees, which they may incur individually, jointly, or jointly and severally, in connection with the administration of the Plan or the management and control of the Fund. No indemnification will be provided if liability is determined to be due to the willful breach of such person's responsibilities under the Plan, ERISA, or other applicable law.

               8.14 Claims for Benefits.
                    -------------------

                  (a) Filing of Claims.  A Participant or
                      ----------------
               Beneficiary ("Claimant") who thinks he is entitled to a benefit under the Plan that he has not received, or who thinks that the amounts credited to his Individual Account are inaccurate, may file a written claim specifying the basis for his complaint and the facts he relies on in making the claim. Such a claim must be filed with the Administrator and must be signed by the Claimant or his authorized representative.

                  (b) Denial of Claims.  The Administrator must
                      ----------------
               send the Claimant a written notice of the denial of his claim for benefits with 90 days of the date it receives his claim, unless special circumstances require an extension of time. The extension may not exceed 90 days and is only allowed if, during the initial 90-day period, the Administrator sends the Claimant a notice indicating the special circumstances requiring the extension and specifying a date by which it expects to render its final decision. The Administrator's notice of denial to the Claimant must include:

                    (i) the specific reasons for the denial;

                    (ii) specific references to the Plan
                    provisions on which the denial is based;

                    (iii) a description of any additional
                    material and information needed for the
                    Claimant to perfect his claim, and an
                    explanation of why it is needed;

                    (iv) an explanation of the review procedure described in Section 8.14(c); and

                    (v) any other information required by
                    regulations issued by the Secretary of Labor under Section 503 of ERISA.

                  (c) Appeal Procedure for Denial of Claims.  A
                      -------------------------------------
               Claimant may request a review of the denial of his
               claim for benefits by filing a written appeal with the Administrative Committee. The failure to file such an appeal within 60 days after receiving the notice of denial will render the Administrator's decision final, binding and conclusive. The appealing Claimant or his authorized representative may review pertinent Plan documents and submit issues and comments in writing that either of them feel are pertinent. In addition, the Claimant may request that the Administrative Committee schedule a hearing for him or his representative to present his claim. The Administrative Committee will then re-examine the facts and make a final determination as to whether the denial of benefits is justified under the circumstances. It will advise the Claimant in writing of its decision on his appeal, the specific reasons for the decision, and the specific Plan provisions on which its decision is based. The Administrative Committee must send the Claimant a notice of its decision within 60 days of the date it receives his appeal, unless special circumstances require an extension of time. An extension may not exceed 60 days and is only allowed if, during the initial 60-day period, the Administrative Committee sends the Claimant a notice indicating the special circumstances requiring the extension and specifying a date by which it expects to render its final decision."

          21.  Except with respect to the provisions under
Article VIII, as amended by Paragraph 14 above, and with respect to Sections 1.02 and 12.11 of the Plan, all references in the Plan to the "Administrator" will be deemed to refer to the "Administrative Committee", except that references to the "Administrator" under Section 1.53, 3.06 and 6.03 of the Plan will be deemed to refer to the Trustee.

          22. The amendments contained in Paragraphs 1, 2, 3, 5, 6, 7, 8, 13, 14, 16, 17, 18, 19, 20 and 21 will be effective as of January 1, 1998; the amendments contained in Paragraphs 4 and 15 will be effective as if originally set forth in the Plan; and the amendments contained in Paragraphs 9, 10, 11 and 12 will be effective as of August 1, 1996.

          23. Except to the extent hereinabove set forth, the Plan will remain in full force and effect without change or modification.

          IN WITNESS WHEREOF, the Company and Tosco have caused this Amendment No. 3 to be executed by their respective duly authorized officers as of the lst day of January, 1998.


                                  CIRCLE K STORES INC.
                                  (formerly known as The Circle K
                                  Corporation)



                                  By:  /s/ Joel A. Sterrett
                                     ----------------------------
                                           Joel A. Sterrett
                                      Vice President & Secretary
                                  TOSCO CORPORATION



                                  By: /s/ Wanda Williams
                                     ----------------------------

                         AMENDMENT NO. 4

                             TO THE

              TOSCO CORPORATION STORE SAVINGS PLAN

         (Formerly known as The Circle K Kash Plus Plan)


          WHEREAS, Tosco Corporation (the "Company") sponsors the

Tosco Corporation Store Savings Plan (the "Plan") for the benefit of its eligible employees; and

          WHEREAS, the Company wishes to amend the Plan;

          NOW, THEREFORE, the Plan is hereby amended as follows:

          1. A new Appendix I is hereby added to the Plan, to read in its entirety as follows:

                           "APPENDIX I

                 SPECIAL PROVISIONS RELATING TO
                   CERTAIN EMPLOYEES FORMERLY
            EMPLOYED BY CERTAIN PREDECESSOR EMPLOYERS
            -----------------------------------------

          1. The provisions of this Appendix I shall apply to each Employee employed in Tosco Marketing Company at a store who was an employee of the following predecessor employers (each a 'Predecessor Employer') and who, within six months before or after the acquisition by the Employer from the Predecessor Employer of certain assets and business of the Predecessor Employer comprising the business set forth opposite the Predecessor Employer's name, became an Employee employed in Tosco Marketing Company at a store:

Predecessor Employer  Acquired Business      Acquisition Date
--------------------  -----------------      ----------------
BP Amoco Corporation  Certain Marketing         7/1/99
                      Operations

Boardman Petroleum,   Certain Marketing         10/1/99
Inc.                  Operations


             Such persons shall hereinafter be referred to as 'Covered Employees' for purposes of this Appendix I.

          2. Each Covered Employee who reached age 18 and completed one year of Credited Service as of the first payroll period beginning on or immediately after the date the Employee became a Covered Employee shall be eligible to participate in the Plan on the Entry Date coincident with or next following the first day of such payroll period, in accordance with and subject to all of the terms, conditions and provisions of the Plan.

          3. Any Covered Employee not referred to in Section 2 of this Appendix I shall be eligible to participate in the Plan on the Entry Date coincident with or next following the date such Covered Employee first satisfies the eligibility requirements set forth in Article 1 of the Plan.

          4. For the purpose of determining the eligibility of any Covered Employee to become a Participant under the Plan pursuant to Section 2 or Section 3 of this Appendix I, the Credited Service of each such Covered Employee shall be calculated by including the most recent period of continuous service with the Predecessor Employer and by including in Hours of Service the hours of service with the Predecessor Employer.

          5. Defined terms used in this Appendix I shall have the same meaning as the identical defined terms as used in the Tosco Corporation Store Savings Plan."

          2.   This Amendment No. 4 shall be effective as

indicated in Appendix I as added to the Plan pursuant to this

Amendment No. 4.


          3.   Except to the extent hereinabove set forth, the

Plan shall remain in full force and effect without change or modification.

          IN WITNESS WHEREOF, the Company has caused this

Amendment No. 4 to be executed by its duly authorized officer as of the 1st day of July, 1999.


                                   TOSCO CORPORATION


                                   By /s/ Wilkes McClave
                                     -------------------

                         AMENDMENT NO. 5

                             TO THE

              TOSCO CORPORATION STORE SAVINGS PLAN

         (Formerly known as The Circle K Kash Plus Plan)


          WHEREAS, Tosco Corporation (the "Company") sponsors the

Tosco Corporation Store Savings Plan (the "Plan") for the benefit of its eligible employees; and

          WHEREAS, the Company wishes to amend the Plan;

          NOW, THEREFORE, the Plan is hereby amended as follows:

          1. A new Appendix II is hereby added to the Plan, to read in its entirety as follows:

                          "APPENDIX II

                 SPECIAL PROVISIONS RELATING TO
                   CERTAIN EMPLOYEES FORMERLY
               EMPLOYED BY EXXON MOBIL CORPORATION
               -----------------------------------

          1. The provisions of this Appendix II shall apply to each Employee who, on March 1, 2000, became an Employee employed in Tosco Marketing Company at a store and who, immediately prior to such employment, had been employed by Exxon Mobil Corporation (the 'Predecessor Employer').

             Such persons shall hereinafter be referred to as 'Covered Employees' for purposes of this Appendix
             II.

          2. Each Covered Employee who reached age 18 and completed one year of Credited Service as of the first payroll period beginning on or immediately after the date the Employee became a Covered Employee shall be eligible to participate in the Plan on the Entry Date coincident with or next following the first day of such payroll period, in accordance with and subject to all of the terms, conditions and provisions of the Plan.

          3. Any Covered Employee not referred to in Section 2 of this Appendix II shall be eligible to participate in the Plan on the Entry Date coincident with or next following the date such Covered Employee first satisfies the eligibility requirements set forth in Article 1 of the Plan.

          4. For the purpose of determining the eligibility of any Covered Employee to become a Participant under the Plan pursuant to Section 2 or Section 3 of this Appendix II, the Credited Service of each such Covered Employee shall be calculated by including the most recent period of continuous service with the Predecessor Employer and by including in Hours of Service the hours of service with the Predecessor Employer.

          5. Notwithstanding any other provision of the Plan, with respect to each Covered Employee, a direct plan-to-plan transfer may be made from the ExxonMobil Savings Plan to the Trustee, of all or a portion of the benefit to which the Covered Employee was entitled under said ExxonMobil Savings Plan, subject to such conditions as may be established by the Administrator, including the submission of evidence, in a form satisfactory to the Administrator, that the ExxonMobil Savings Plan is qualified under Section 401(a) of the Code.

          6. Defined terms used in this Appendix II shall have the same meaning as the identical defined terms as used in the Tosco Corporation Store Savings Plan."

          2.   This Amendment No. 5 shall be effective as of

March 1, 2000.

          3.   Except to the extent hereinabove set forth, the

Plan shall remain in full force and effect without change or modification.

          IN WITNESS WHEREOF, the Company has caused this

Amendment No. 5 to be executed by its duly authorized officer as of the 1st day of March, 2000.


                                   TOSCO CORPORATION


                                   By /s/ Wilkes McClave
                                     -------------------

                         AMENDMENT NO. 6

                             TO THE

              TOSCO CORPORATION STORE SAVINGS PLAN

         (Formerly known as The Circle K Kash Plus Plan)


          WHEREAS, Tosco Corporation (the "Company") sponsors the

Tosco Corporation Store Savings Plan (the "Plan") for the benefit of its eligible employees; and

          WHEREAS, the Company wishes to amend the Plan;

          NOW, THEREFORE, the Plan is hereby amended effective

immediately, as follows:

     1.   Sections 1.02, 1.26, 1.41, 1.51, 1.52, 1.54 and 1.55 are
          deleted; the following definitions of "Committee", "Fiduciary", "Parent", "Phillips Petroleum Company Stock Fund", "Phillips Stock", "Rollover Account", and "Trust Agreement" and "Trustee" are inserted alphabetically as new Sections in Article I; the remaining definitions in Article I are renumbered accordingly:

          "Committee.  The Committee, more fully described in
           ---------
          Article VIII."

          "Fiduciary.  The Sponsor, Employer, the Trustee, the
           ---------
          Committee, the Plan Benefits Administrator, the Plan Financial Administrator and any other person that assumes any discretionary control over the Plan or its assets."

          "Parent.  Phillips Petroleum Company, a Delaware
           ------
          corporation that is the parent corporation of the Sponsor."

          "Phillips Petroleum Company Stock Fund.  An Investment
           -------------------------------------
          Fund whose assets are invested and reinvested in common stock issued by Phillips Petroleum Company."

          "Phillips Stock.  The common stock of Phillips
           --------------
          Petroleum Company."

          "Rollover Account.  The portion of a Participant's
           ----------------
          Individual Account comprised of Rollover Contributions and an allocable share of the Adjustment. Amounts held in the Rollover Account are always 100% vested."

          "Trust Agreement.  The agreement between the Sponsor
           ---------------
          and the Trustee under to Article VII."

          "Trustee.  The person selected by the Sponsor and named
           -------
          in the Trust Agreement to hold Plan assets, including any successor."

     2. Section 5.07(b) is deleted and the following is inserted in its place:

          "(b) Normal Form.  Benefits will be paid in a lump sum
               -----------
          and, except as otherwise provided herein, will be paid in cash. Distributions made from the portion of the Participant's Individual Account invested in the Phillips Petroleum Company Stock Fund may be made in cash or in shares of Phillips Stock, at the Participant's election; provided that any fractional shares will be paid in cash."

     3. Section 7.02 is deleted and the following is inserted in its place:

          "7.02 Trustee and Investment Funds.
                ----------------------------
          (a) The sponsor will establish a trust agreement under which the Trustee will receive, invest and administer the funds accumulated to pay Plan benefits. The
          Trustee may not inquire into or compel that any contributions be made to fund Plan benefits.

          (b) The Trustee and the Sponsor may establish Investment Funds through which Participants' investment elections will be implemented. The Sponsor will cause to be maintained an Investment Fund which shall be known as the "Phillips Petroleum Company Stock Fund". Its assets will be invested and reinvested in common stock of Phillips Petroleum Company (or in cash or a cash equivalent, pending reinvestment in Phillips Stock, which shall be purchased by the Trustee at fair market value at the time of purchase). Any dividends paid on Phillips Stock held in the Phillips Petroleum Company Stock Fund may in the sole discretion of the Trustee be retained as cash or a cash equivalent, or be reinvested in Phillips Stock, which shall be purchased by the Trustee at fair market value at the time of purchase."

     4. Sections 7.03, 7.04, 7.05 and 7.06 are deleted and the following are inserted in their place:

          "7.03 Participant Investment Directions.  When he
                ---------------------------------
          enters the Plan, each Participant may direct that his Elective Contributions, Qualified Non-Elective Contributions and Rollover Contributions be invested in one more of the Investment Funds established under
          Section 7.02, including the Phillips Petroleum Company Stock Fund. However, Participant investment directions must be stated in whole percentages in multiples of 5% of his Individual Account in any Investment Fund. Any investment election will be effective as of the date the Participant begins to participate or as of the date the Employee makes a Rollover Contribution and will continue in effect unless the Participant changes his investment election under Section 7.04 or 7.05. If a Participant does not make an investment election, his Elective Contributions, Qualified Non-Elective Contributions and Rollover Contributions will be invested in a single Investment Fund as determined by the Committee."

          "7.04 Change in Direction of Investment of Contributions.
                --------------------------------------------------
          Each Participant may change his investment direction by notifying the Trustee on or before the Valuation Date it is to be effective, in accordance with such procedures as are established by the Trustee. This change will affect the Elective Contributions, Qualified Non-Elective Contributions and Rollover Contributions allocated to his Individual Account after the effective date of the change. Investments may be made in one more of the Investment Funds established under section 7.02. However, Participant investment directions must be stated in whole percentages in multiples of 5% of his Individual Account in any Investment Fund. This direction will continue in effect unless the Participant changes his investment under Section 7.04 or 7.05."

          "7.05 Change in Direction of Investment of Prior
                ------------------------------------------
          Contributions.  Each Participant may re-invest his
          -------------
          existing balances in his Elective Account, Matching Account, Qualified Non-Elective Account and Rollover Account by notifying the Trustee on or before the Valuation Date it is to be effective, in accordance with such procedures as are established by the Trustee. This election will affect his Elective Account, Matching Account, Qualified Non-Elective Account and Rollover Account balances as of the Valuation Date immediately preceding the effective date of the change, in accordance with such procedures as are established by the Trustee. Investments may be made in one or more of the Investment Funds established under Section 7.02. However, Participant investment directions must be stated in whole percentages in multiples of 5% of his Individual Account in any Investment Fund. This direction will continue in effect unless the Participant changes his investment."

     5. Article VIII is deleted and the following is inserted in its place:

          "               ARTICLE VIII

               COMMITTEE AND PLAN ADMINISTRATORS

          8.1  Plan Fiduciaries.  The Board of Directors of Tosco
               ----------------
          Corporation shall appoint a Committee. The respective members, alternates, Chairman and Secretary of the Thrift Plan Committee for the Thrift Plan of Phillips Petroleum Company ("Phillips Thrift Plan Committee"), shall automatically be appointed to serve as members, alternates, Chairman and Secretary of the Committee. The terms of office of such persons on the Committee shall coincide with their terms of office on the Phillips Thrift Plan Committee. The members and alternates of the Committee shall serve at the pleasure of the Board and without compensation from the Plan, but shall be reimbursed by the Company for all necessary expenditures incurred in the discharge of their duties as members and alternates of the Committee. The Plan Financial Administrator shall be the person occupying the position of Treasurer of Phillips Petroleum Company or his successor(s). The Plan Benefits Administrator shall be appointed by the Board of Directors of Tosco Corporation.

          8.2  Allocation of Fiduciary Responsibilities.
               ----------------------------------------
          8.2.1 Committee.  The Committee shall be a
                ---------
          Fiduciary under the Plan and shall have all powers necessary or desirable to discharge the duties relating to the administration of the Plan as are delegated to it by the Plan and Trust Agreement, including, without limitation, the following powers and duties:

          (1) to establish and enforce such rules, regulations, procedures and forms as it shall deem necessary or appropriate for:

          (i)  the conduct of its affairs and for the
          administration of the Plan; and

          (ii) the investment of assets of the Plan;

          (2) to delegate and allocate, in its discretion and to the extent it considers appropriate, ministerial or discretionary powers and duties (other than the power to finally settle disputes) to one or more persons of its selection (whether or not members of the Committee) to be its Secretary, Assistant Secretary, Agent or Representative.

          (3) to interpret and administer the Plan and Trust, including the resolution of ambiguities, inconsistencies and omissions; and

          (4) to review and resolve any disputes or claims which may arise under the Plan, following initial resolution by the Plan Benefits Administrator.

          The Committee shall have absolute discretion in carrying out its responsibilities, and all interpretations, findings of fact and resolutions described herein which are made by the Committee shall be binding, final and conclusive on all parties.

          Any determination of the Committee may be made by a majority of its members at a meeting, or without a meeting by a resolution or memorandum signed by a majority of its members.

          8.2.2  Plan Financial Administrator.  The Plan
                 ----------------------------
          Financial Administrator shall be a Fiduciary and shall have responsibility to manage and control the assets of the Plan in accordance with the terms of the Plan, trust agreements, group annuity contracts, investment advisory agreements, guaranteed investment contracts, and such other agreements respecting Plan funds as may be executed, and, in accordance with such regulations and procedures as the Committee may establish, shall have the authority and duty:

          (1) to execute on behalf of the Company, trust agreements, guaranteed investment contracts, group annuity contracts and investment advisory agreements, and to terminate the same;

          (2) to coordinate the activities of the Trustees, insurance companies, banks and investment managers;

          (3)  to implement and monitor the funding of the Plan;

          (4) to require the Trustees, insurance companies, and investment managers to submit reports and allow audits of their records and accounts with respect to the assets of the Plan;

          (5) to prepare and file all reports required to be filed by the Plan with any governmental agency;

          (6) to maintain records with respect to the benefits of Participants, Beneficiaries and the assets of the Plan;

          (7) to delegate and allocate, in his discretion and to the extent he considers appropriate, fiduciary powers and duties, whether ministerial or discretionary, to one or more persons of his selection.

          8.2.3  Plan Benefits Administrator.  Subject to such
                 ---------------------------
          regulations and procedures as the Committee may establish, the Plan Benefits Administrator shall be a Fiduciary and shall have the responsibility and authority to control the operation and administration of the Plan in accordance with the terms of the Plan, the trust agreements, group annuity contracts and guaranteed investment contracts, to the extent that they do not involve control or management of Plan assets, which shall include the following:

          (1)  all functions assigned to the Plan Benefits
          Administrator under the terms of the Plan or delegated to him by the Committee;

          (2) the determination of benefit eligibility and amount and certification thereof to the Trustees, banks and insurance companies;

          (3) the interpretation and administration of the Plan and Trust, including the resolution of ambiguities, inconsistencies and omissions, subject to review by the Committee as provided in Section 8.7 of this Article;

          (4) the initial findings of fact and resolution of disputes or claims filed pursuant to the procedure, and subject to review by the Committee as provided in
          Section 8.7 of this Article;

          (5) the delegation and allocation in his discretion and to the extent he considers appropriate, fiduciary powers and duties, whether ministerial or discretionary, to one or more persons of his selection;

          (6) the hiring of persons to provide necessary services to the Plan;

          (7) compliance with all requirements of state or federal law relating to disclosure of Plan benefit rights to Participants; and

          (8) the maintenance of all records of the Plan other than those required to be maintained by the Committee, Plan Financial Administrator, Trustees, insurance companies, banks and investment managers.

          In addition, the Plan Benefits Administrator shall have the responsibility to prepare and implement procedures necessary for the determination of and compliance with qualified domestic relations orders pursuant to Code
          Section 414(p), including the control of assets as may be required therein, subject to such requirements as the Committee shall establish.

          8.3  Accounts and Recordkeeping.  The Committee shall
               --------------------------
          maintain accounts which shall accurately reflect from time to time the amount of the interest of each Participant in the Trust Fund and in its component Investment Funds, in accounts reflecting the various sources of funds in account and from the earnings and appreciation in value, less losses, expenses and depreciation in value, if any, which are attributable, respectively, to his account. In addition, the Committee shall keep a record of all of its proceedings and acts, and shall keep all such other books, accounts, records and data as may be necessary for the proper administration of the Plan.

          8.4  Reports to Participants.  At least once in each
               -----------------------
          Plan Year, upon the written request of a Participant or a Beneficiary, the Plan Benefits Administrator shall furnish a written statement showing his interest in the Investment Funds as of a specified Valuation Date.

          8.5  Notice Periods.  Any period specified for a notice
               --------------
          to the Committee or Plan Benefits Administrator shall begin on the date such notice is received by the Committee or Plan Benefits Administrator as applicable. The Committee or Plan Benefits Administrator may change any of the notice periods specified in the Plan in which event advice thereof shall be directed to all concerned.

          8.6  Bonding and Indemnification.  Phillips Petroleum
               ---------------------------
          Company shall secure fidelity bonding for the fiduciaries of the Plan, as required by Section 412 of ERISA. To the extent permitted by applicable law, Phillips shall and hereby agrees to indemnify and save harmless each member and alternate member of the Committee, the Plan Benefits Administrator, and the Plan Financial Administrator, against any and all personal liabilities, claims or expenses (including legal fees incurred to defend against such liabilities and claims) arising out of his discharge in good faith of responsibilities under or incident to this Plan.

          8.7  Claims Procedure.
               ----------------
          8.7.1 The Company has the necessary forms for securing benefits under the Plan. The forms are available on request and information concerning the application for benefits can be obtained by an Employee, Participant or Beneficiary from the Plan Benefits Administrator on request. Any claim for benefits provided by this Plan shall be presented in writing on the appropriate form to the Plan Benefits Administrator for interpretation, processing or denial. In the event that a claim is denied, in whole or in part, by the Plan Benefits Administrator, the claimant shall receive written notice within 90 days after receipt of the claim, indicating the following:

          (1)  The specific reason or reasons for the denial;

          (2) The specific reference to pertinent Plan provisions on which the denial was based;

          (3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

          (4) An explanation of the Plan's claim review procedure.

          8.7.2. Any claimant who feels that a claim has been improperly denied may (i) request a review of the denial by making a written application to the Committee; (ii) review all pertinent documents; and
          (iii) submit issues and comments in writing to the Committee. Any person filing an appeal of the denial of a claim by the Plan Benefits Administrator must do so in writing within 60 days after receipt of written notice of the denial.

          The Committee shall render a decision regarding the claim within 60 days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than 120 days after receipt of a request for review. The decision shall be in writing and shall set forth specific reason(s) for the conclusion(s) as well as specific references to pertinent Plan provisions on which the decision is based.

          8.7.3. Compliance with the procedures described in Sections 8.7.1 and 8.7.2 shall be a condition precedent to the filing of any action to obtain any benefit or enforce any right which any person may claim under the Plan.

          8.8  Transfers to Other Plans.  In connection with a
               ------------------------
          Company's transaction, including, but not limited to corporate or other entity merger, disposition, acquisition or joint venture, and subject to the prior approval of the Plan Benefits Administrator, a Participant's account in this Plan may be transferred to another plan qualified under Code Section 401(a) in a direct plan-to-plan transfer that satisfies all applicable requirements of ERISA and the Code.

          8.9  Merger or Consolidation.  In the event of any
               -----------------------
          merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Plan and related Trust Fund to, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants or Beneficiaries of this Plan, the assets of the Plan and related Trust Fund applicable to such Participants or Beneficiaries shall be transferred to the other plan provided each Participant or Beneficiary shall (if either this Plan or the other plan were to terminate) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if this Plan had then terminated.

          8.10  Errors and Misstatements.  If an inadvertent error
                ------------------------
          by the Committee, any other Fiduciary or a person acting for the Committee or the Plan, or their agents or representatives shall occur with respect to the benefits of any Participant or Beneficiary, or the calculation of Employee or Employer Contributions, or any other action or circumstance incident to the administration of the Plan, or if in a Participant's application or claim for a benefit hereunder, or in his statement to make any direction or election hereunder, or in response to any request of the Committee, the Plan Benefits Administrator, the Company or the
          Trustee, for information, any Participant or Beneficiary makes any statement which is erroneous or fails to state any material fact, an adjustment shall be made in an equitable manner to conform to the facts. Such adjustment may include, where appropriate, and without limitation, the requirement that a Participant or Beneficiary return to the Plan any payment or distribution to him as a result of inadvertent error by the Committee, any other Fiduciary or a person acting for the Committee or the Plan or their agents or representatives.

          8.11  Plan Participation by Committee Members and Plan
                ------------------------------------------------
          Administrators.  Although a Plan Benefits
          --------------
          Administrator, Plan Financial Administrator, or a member or alternate member of the Committee who meets the Plan's eligibility requirements may become a Participant, he may not vote on, act upon or sign any document relating specifically to his own participation.

          8.12  Administration as Qualified Plan.  This Plan shall
                --------------------------------
          be administered at all times in such a manner that it will continuously constitute a qualified plan within the meaning of Code Sections 401(a) and 401(k).

     6. Section 12.01 is deleted and the following is inserted in its place:

          "12.01  Governing Law.  The Plan is to be construed
                  -------------
          according to the laws of the State of Oklahoma, except to the extent such laws have been superseded by ERISA."

     7.   All remaining references to the terms "Administrative
          Committee", "Investment Committee" or "Committees" in the Plan are deleted and "Committee" is inserted in place thereof.

     8. All remaining references in the Plan to "Plan Administrator" and "Administrator" are deleted and "Plan Benefits Administrator" is inserted in place thereof, except (i) in Section 3.06 in which "Trustee" is inserted in place thereof, and (ii) in Sections 1.53, 3.03, 10.02, 11.01, 12.05, and 12.11 in which "Plan
          Financial Administrator" is inserted in place thereof.

     9. That wherever a reference appears in the Plan to a section, paragraph, subparagraph, subdivision of the Plan and the number or letter of such section, paragraph, subparagraph, or subdivision is redesignated by any of the foregoing amendments, the Plan is hereby further amended to change the respective number or letter in each such reference to refer to such redesignated number or letter as of the effective date of the amendment redesignating such number or letter.

     10. That the foregoing amendments to the Plan shall be effective as of the respective dates specified therein, only if the Company receives such governmental approvals with respect to the Plan as amended, as counsel for the Company shall deem necessary or appropriate; and said amendments are subject to any changes which the Internal Revenue Service determines necessary for the Plan, as amended, to continue to constitute a qualified plan within the meaning of Sections 401(a) and 401(k) of the Internal Revenue Code.

     11. Except to the extent hereinabove set forth, the Plan shall remain in full force and effect without change or modification.



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